Exhibit 10.3

EXECUTION VERSION

$75,000,000 CREDIT AGREEMENT

among

KREF HOLDINGS X LLC,
as Initial Borrower and Borrower Representative,

KKR REAL ESTATE FINANCE HOLDINGS L.P.,
as Parent Guarantor,

Certain Subsidiaries of the Parent Guarantor from Time to Time Designated Hereunder as Co-Borrowers,

The Several Lenders
from Time to Time Parties Hereto,

BARCLAYS BANK PLC,
as Sole Lead Arranger and Bookrunner,

and

BARCLAYS BANK PLC,
as Administrative Agent

Dated as of May 4, 2017

i

(continued)

(continued)

(continued)

ANNEX:

A	Commitments
B	Representations and Warranties Regarding Borrowing Base Assets

SCHEDULES:

3.4	Consents, Authorizations, Filings and Notices
3.18	Filing Offices
4.3(a)	Information Required for the Addition of a Borrowing Base Asset
6.3(f)	Existing Liens

EXHIBITS:

A-1	Form of Guarantee Agreement
A-2	Form of Pledge Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Bring Down Certificate
E	Form of Assignment and Assumption
F	Form of Note
G-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
G-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
G-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
G-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
H	Form of Borrowing Notice
I	Form of New Lender Supplement
J	Form of Commitment Increase Supplement
K	Form of Borrowing Base Certificate
L	Form of Conversion/Continuation Notice
M	Form of Prepayment Notice
N	Form of Accountant’s Certificate
O	Form of Co-Borrower Joinder
P	Form of Secretary’s Certificate

v

CREDIT AGREEMENT, dated as of May 4, 2017, among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), certain Subsidiaries of the Parent Guarantor from time to time designated hereunder as co-borrowers (together with the Initial Borrower, each a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (each a “Lender” and, collectively, the “Lenders”), BARCLAYS BANK PLC, as sole lead arranger and bookrunner (in such capacity, the “Arranger”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested the Lenders provide a senior secured revolving loan facility in an aggregate principal amount of $75,000,000, with the proceeds thereof to be used by the Borrowers and their Subsidiaries (a) to purchase loans or other eligible assets pursuant to the Borrowers’ investment guidelines and (b) for operating expenses and general corporate purposes of the Borrowers and their Subsidiaries;

WHEREAS, the Lenders are willing to make such a revolving loan facility available upon and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1                               DEFINITIONS

1.1                               Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Act of Insolvency”:  with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its assets or property in an involuntary case under any applicable Debtor Relief Law now or hereafter in effect which (i) results in the entry of an order for relief or (ii) is not dismissed within 90 days, (b) the appointment by a court having jurisdiction over such Person or any substantial part of its assets or property, of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property and such appointment shall remain unstayed and in effect for a period of 90 days, (c) an order by a court having jurisdiction over such Person or any substantial part of its assets or property ordering the winding up or liquidation of such Person’s affairs, and such order shall remain unstayed and in effect for a period of 90 days, (d) the commencement by such Person of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, (e) the consent by such Person to the entry of an order for relief in an involuntary case under any Debtor Relief Law, (f) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (g) the making by such Person of any general assignment for the benefit of creditors, or (h) the admission in writing in connection with a legal proceeding of the inability of such Person to pay its debts generally as they become due.

“Adjusted Borrowing Base”:  the Borrowing Base plus 100% of all cash denominated in Dollars held by a Borrower or a Subsidiary Guarantor.

“Administrative Agent”:  as defined in the preamble hereto.

“Administrative Questionnaire”:  an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate”:  as (i) to any Loan Party, any Subsidiary of KKR & Co. L.P. that is also a direct or indirect parent of such Loan Party (except for the purposes of the definitions of “Independent Director” and “Special Purpose Entity” and Sections 6.13 and 9.6 herein, with respect to which clause (ii) shall apply) and (ii) to any other Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise; provided that the right to designate a member of a board or manager of a Person will not, by itself, be deemed to constitute “control”.

“Agreement”:  this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws”:  (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Loan Party or Subsidiary thereof is located or doing business.

“Anti-Money Laundering Laws”:  laws, regulations, ordinances, or executive orders in any jurisdiction in which any Loan Party or Subsidiary thereof is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto (including but not limited to the USA PATRIOT Act, the Money Laundering Control Act, and the Bank Secrecy Act).

“Applicable Margin”:  (a) with respect to Eurodollar Loans, 4.00% and (b) with respect to Base Rate Loans, 3.00%.

“Appraisal”:  an appraisal of the underlying Real Property securing any Eligible Asset prepared by an independent professional real estate appraiser in good standing with the American Appraisal Institute and, if required by law in the applicable state in which underlying Real Property is situated, is licensed or certified in such state, in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and in compliance with the requirements of Title 11 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the Interagency Appraisal and Evaluation Guidelines and utilizing customary valuation methods, such as the income, sales/market or cost approaches, as any of the same may be updated by recertification from time to time by the appraiser performing such appraisal.

“Approved Fund”:  any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender and which is not a Disqualified Institution.

“Arranger”:  as defined in the preamble hereto.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Availability Effective Date”:  the date on which (i) the conditions precedent set forth in Section 4.1 shall have been satisfied and, consequently, the Closing Date shall have occurred, (ii) the REIT shall have consummated a successful initial public offering of its Capital Stock with minimum proceeds of $175,000,000 and (iii) the Administrative Agent shall have received, as of such date, (x) a bring down certificate from a Principal Financial Officer of the Parent Guarantor, substantially in the form of Exhibit D, (y) a Compliance Certificate from a Principal Financial Officer of the Parent Guarantor containing all information and calculations necessary for determining pro forma compliance with Section 6.1, substantially in the form delivered on the Closing Date pursuant to Section 4.1(b) and (z) a certificate from a Principal Financial Officer of the Parent Guarantor certifying that the Parent Guarantor and its Subsidiaries, considered as a whole, after giving effect to any transactions contemplated to occur on such date, are Solvent, substantially in the form delivered on the Closing Date pursuant to Section 4.1(f).

“Available Borrowing Capacity”:  with respect to any Person, on any date of determination, the total unrestricted borrowing capacity which may be drawn (taking into account required reserves and discounts) upon by such Person or its Subsidiaries, at such Person’s or its Subsidiaries’ sole discretion, under committed credit facilities, lines of credit, repurchase agreements or other similar agreements and arrangements which provide financing to such Person or its Subsidiaries.

“Available Revolving Credit Commitment”:  with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Bail-In Action”:  the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”:  with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code”:  Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Bank Secrecy Act”:  the Bank Secrecy Act, 31 CFR 103, as amended from time to time.

“Base Rate”:  for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) 1.0% per annum plus the Eurodollar Rate (for avoidance of doubt after giving effect to the proviso of the definition thereof) applicable to an Interest Period of one month. For purposes hereof:  “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent).  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the one-month Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the one-month Eurodollar Rate, respectively.

“Base Rate Loans”:  Loans for which the applicable rate of interest is based upon the Base Rate.

“Benefited Lender”:  as defined in Section 9.7.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” or “Borrowers”:  as defined in the preamble hereto.

“Borrower Representative”: as defined in Section 10.4.

“Borrowing Base”:  subject to the Concentration Limits, as of any date of determination, an amount equal to:

(a)                                 75% of the Borrowing Base Asset Amount for all a commercial mortgage loans or senior or pari passu co-lender interests or participations in commercial mortgage loans;

(b)                                 50% of the Borrowing Base Asset Amount for all mezzanine loans or preferred stock with Loan to Value Ratios equal to or less than 70%;

(c)                                  35% of the Borrowing Base Asset Amount for all mezzanine loans or preferred stock with Loan to Value Ratios greater that 70% but equal to or less than 80%;

(d)                                 15% of the Borrowing Base Asset Amount for all mezzanine loans or preferred stock with Loan to Value Ratios greater that 80% but equal to or less than 85%,

(e)                                  70% of the Borrowing Base Asset Amount for securities rated at least Aaa by Moody’s and at least AAA by S&P (or, if at any time neither Moody’s nor S&P shall be rating such security, an equivalent rating from another nationally recognized statistical rating agency);

(f)                                   50% of the Borrowing Base Asset Amount for securities not rated at least Aaa by Moody’s and at least AAA by S&P (or, if at any time neither Moody’s nor S&P shall be rating such security, an equivalent rating from another nationally recognized statistical rating agency) and rated at least Baa3 by Moody’s and at least BBB- by S&P (or, if at any time neither Moody’s nor S&P shall be rating such security, an equivalent rating from another nationally recognized statistical rating agency); and

(g)                                  25% of the Borrowing Base Asset Amount for securities rated below Baa3 by Moody’s or below BBB- by S&P (or, if at any time neither Moody’s nor S&P shall be rating such security, an equivalent rating from another nationally recognized statistical rating agency).

“Borrowing Base Addition Notice”:  as defined in Section 4.3(a).

“Borrowing Base Approval Notice”: as defined in Section 4.3(b).

“Borrowing Base Asset”:  each Eligible Asset included in the Borrowing Base on the Closing Date or subsequently added to the Borrowing Base pursuant to Section 4.3.

“Borrowing Base Asset Amount”:  on any date of determination (a) with respect to any Borrowing Base Asset of the type set forth in clauses (i), (ii) or (ii) of the definition of “Eligible Asset”, the lesser of (i) the outstanding principal balance of the portion of the Borrowing Base Asset owned by a Borrower or a Subsidiary Guarantor and (ii) the purchase price paid by a Borrower or a Subsidiary Guarantor or any of their respective Affiliates to a third party to acquire such Borrowing Base Asset, if applicable, plus, in either circumstance, the amount of any future advances made by a Borrower or a Subsidiary Guarantor following the addition of the Borrowing Base Asset to the Borrowing Base; provided that unfunded future advance obligations in respect of such Eligible Asset that exist when such asset first became a Borrowing Base Asset shall be disregarded when calculating the Borrowing Base Asset Amount unless and until actually funded by such Borrower or such Subsidiary Guarantor and (b) with respect to any Borrowing Base Asset of the type set forth in clause (iv) of the definition of “Eligible Asset”, the lessor of (i) the amount of equity invested by the applicable Loan Party in such Borrowing Base Asset and (ii) such Loan Party’s marked-to-market value of such Borrowing Base Asset.

“Borrowing Base Asset Documents”:  all documents, instruments, agreements, assignments and certificates, including without limitation, any and all loan or credit agreements,

notes, allonges or endorsements, mortgages, assignments of leases and rents, security agreements, pledge agreements, assignments of contracts, environmental indemnities, guaranties, mortgagee’s title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions and UCC-1 financing statements, as may be applicable, that are or may be executed (and acknowledged where applicable) and recorded and filed by an Underlying Obligor in connection with a Borrowing Base Asset, as the same may be amended or otherwise modified from time to time in accordance with this Agreement.

“Borrowing Base Certificate”:  a certificate, appropriately completed that calculates the Maximum Facility Availability, substantially in the form of Exhibit K (with such modifications as to format and presentation as may be reasonably requested by the Administrative Agent upon five Business Days’ notice), together with all supporting documentation reasonably requested by the Administrative Agent.

“Borrowing Base Conditions”:  with respect to any asset, each of the following conditions:

(a)                                 a Borrower or a Subsidiary Guarantor, as applicable, shall directly own 100% of such asset (unless otherwise agreed by the Required Lenders, in their sole discretion);

(b)                                 such asset shall not be a Defaulted Asset;

(c)                                  such asset shall not have been modified in any material respect since its origination except as disclosed to the Administrative Agent prior to becoming a Borrowing Base Asset or otherwise in accordance with this Agreement;

(d)                                 other than pursuant to the Loan Documents, a Borrower’s or a Subsidiary Guarantor’s, as applicable, interest in such asset is not subject to any Lien, negative pledge or other encumbrance;

(e)                                  in the case of a senior or pari passu co-lender interest or participation in a commercial mortgage loan, either (i) a Borrower, a Subsidiary Guarantor or any of their respective Affiliates, as applicable, together with a Borrower or a Subsidiary Guarantor, as applicable, owns at least 50% of the initial aggregate principal amount of such loan or (ii) a Borrower, a Subsidiary Guarantor or any of their respective Affiliates, as applicable, shall serve as the administrative agent with respect to such loan and shall directly hold a co-lender interest or participation in such loan large enough to block any lender vote under the underlying loan documentation;

(f)                                   the Loan to Value Ratio with respect to such asset shall not exceed 85%; based on an Appraisal of the related Real Property conducted not more than 365 days prior to such asset becoming a Borrowing Base Asset;

(g)                                  such asset shall either be (i) secured (or, in the case of a mezzanine loan, the mortgage loan to which it is related is secured) by a mortgage on Real Property that is the subject of an Appraisal that has been delivered to the Administrative Agent at the time such loan becomes a Borrowing Base Asset or (ii) a commercial mortgage backed security;

(h)                                 such asset is not a construction loan (regardless of whether construction has been completed), a land loan or a condominium conversion loan;

(i)                                     the representations and warranties for assets of that type set forth in the applicable part of Annex B are true and correct in all material respects (except as disclosed in writing to the Administrative Agent in an Exception Report prior to approval of such Borrowing Base Asset pursuant to Section 4.3 and otherwise from time to time);

(j)                                    none of the Real Property securing such loan shall have any material environmental, structural, title or other defects, and not be subject to any condemnation proceeding, that in any event would give rise to a material adverse effect as to the value, use of, operation of or ability to sell or finance such property;

(k)                                 the Underlying Obligor under such asset is an entity organized under the laws of a state of the United States of America or the District of Columbia;

(l)                                     such asset is denominated in Dollars;

(m)                             the underlying Real Property with respect to such loan shall be located within any state of the United States of America or the District of Columbia; and

(n)                                 except as approved by the Administrative Agent, the Underlying Obligor shall have no Indebtedness for borrowed money other than such loan and such Non-Recourse Indebtedness secured by such asset; provided that, any additional Indebtedness for borrowed money associated with an asset shall be included in the Borrowing Base in accordance with Section 4.3, to the extent the REIT or any Subsidiary thereof is the lender.

Notwithstanding anything to the contrary, the failure of any asset proposed to be added as a Borrowing Base Asset to comply with any of the foregoing conditions will not preclude the addition of such asset as a Borrowing Base Asset so long as the Required Lenders have consented to the addition, and if such consent is given, the applicable Borrowing Base Condition will be modified with respect to such asset for so long as such asset is a Borrowing Base Asset.

Upon any asset ceasing to qualify as an Eligible Asset, such loan shall no longer be included in the Borrowing Base unless otherwise approved in writing by the Required Lenders.  Within five Business Days after becoming aware of any such disqualification, the Borrower Representative shall deliver to the Administrative Agent a certificate identifying such disqualification, together with the identity of the disqualified loan, a statement as to whether any Material Default or Event of Default arises as a result of such disqualification, and a calculation of the Borrowing Base attributable to such loan.

“Borrowing Base Disapproval Notice”:  as defined in Section 4.3(b).

“Borrowing Date”:  any Business Day specified by the Borrower Representative as a date on which the Borrower Representative requests the Lenders to make Loans hereunder.

“Borrowing Notice”:  with respect to any request for borrowing of Loans hereunder, a notice from the Borrower Representative, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent.

“Business Day”:  (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, or the New York Stock Exchange, are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations”:  with respect to any Person, the amount of all obligations of such Person, as a lessee to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”:  as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally in each case with maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government in which the holder shall have a perfected first priority security interest and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the purchase obligations; (e) securities issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the obligations of which one backed by the full and credit of such entity, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by

Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash Liquidity”:  with respect to any Person, on any date of determination, the sum of (i) unrestricted cash, plus (ii) Available Borrowing Capacity, plus (iii) Cash Equivalents.

“Change in Law”:  the occurrence, after the Closing Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”:  the occurrence of any of the following events:

(a)                                 any consummation of a merger, amalgamation or consolidation of any Borrower or the Parent Guarantor or the REIT with or into another entity or any other reorganization occurs and more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock or other ownership interest in such entity outstanding immediately after such merger, amalgamation, consolidation or such other reorganization is not owned directly or indirectly by Persons who were stockholders or holders of such other ownership interests in such Borrower or the Parent Guarantor or the REIT immediately prior to such merger, amalgamation, consolidation or other reorganization;

(b)                                 any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all Capital Stock of a Borrower or the Parent Guarantor or the REIT entitled to vote generally in the election of directors, members or partners of 35% or more other than Controlled Affiliates, or to the extent such interests are obtained through a public market offering or secondary market trading;

(c)                                  a Borrower shall cease to own and control, of record and beneficially, directly, or, to the extent agreed by the Required Lenders (in their sole discretion), indirectly, 100% of each class of outstanding Capital Stock of any Subsidiary Guarantor;

(d)                                 the Parent Guarantor shall cease to own directly and control, of record and beneficially, 100% of each class of outstanding Capital Stock of a Borrower; or

(e)                                  any transfer of all or substantially all of a Borrower’s or a Guarantor’s assets (other than any securitization transaction or any repurchase or other similar transactions in the ordinary course of the Borrowers’ or a Guarantor’s business).

“Closing Date”:  the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date shall be no later than May 4, 2017.

“Co-Borrower Joinder”:  a joinder agreement, in substantially the form of Exhibit O hereto or otherwise reasonably acceptable to the Administrative Agent, pursuant to which a Co-Borrower agrees to become an obligor in respect of borrowings under this Agreement.

“Co-Borrowers”:  Subsidiaries of the Parent Guarantor from time to time designated by the Initial Borrower to the Administrative Agent as “borrowers” with respect to borrowings in accordance with Section 10, and “Co-Borrower” means any one of them.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  collectively, the collateral upon which Liens have been granted pursuant to the Pledge Agreement.

“Commitment Fee Rate”: on any date of determination, a rate equal to (a) 0.35% per annum, if the Available Revolving Credit Commitments on such date is greater than 50% of the Total Revolving Credit Commitments, and (b) 0.25% per annum, if the Available Revolving Credit Commitments on such date is less than or equal to 50% of the Total Revolving Credit Commitments.

“Commitment Increase Supplement”:  as defined in Section 2.21(b).

“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with any Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes any Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of any Plan subject to Section 412 or 430 of the Code, Section 414(b), (c), (m) or (o) of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

“Concentration Limits”:  at all times, (a) mezzanine loans or preferred stock with Loan to Value Ratios greater that 80% do not in the aggregate exceed 10% of the Borrowing Base, (b) no single Borrowing Base Asset comprises greater than 20% of the Borrowing Base, (c) the aggregate Borrowing Base Asset Amount of all commercial mortgage backed securities rated below Baa3 by Moody’s or below BBB- by S&P (or, if at any time neither Moody’s nor S&P shall be rating such security, an equivalent rating from another nationally recognized statistical rating agency) do not exceed $105,000,000 (valued at the lessor of, with respect to any such security, (i) the amount of equity invested by the applicable Loan Party in such security and (ii) such Loan Party’s marked-to-market value of such security) and (d) no greater than 50% of the Borrowing Base is comprised of Borrowing Base Assets located in any one state.

“Consolidated Net Income”:  with respect to any Person, for any period, the amount of consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Controlled Affiliate”:  any entity that is majority-owned and controlled by KKR & Co. L.P.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Conversion/Continuation Notice”:  a Conversion/Continuation Notice substantially in the form of Exhibit L.

“Convertible Debt Securities”: debt securities, the terms of which provide for conversion into Capital Stock, cash by reference to such Capital Stock or a combination thereof.

“Debtor Relief Laws”:  the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or otherwise available debtor relief laws of the United States, of any State or of any other applicable jurisdictions from time to time in effect.

“Debtor Relief Plan”:  as defined in Section 9.6(f).

“Default”:  any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulted Asset”: any Borrowing Base Asset (a) that is 30 or more days (or, in the case of payments due at maturity, one day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Borrowing Base Asset Documents, (b) for which there is a material non-monetary default under the related Borrowing Base Asset Documents beyond any applicable notice or cure period, (c) with respect to which an Act of Insolvency has occurred with respect to the Underlying Obligor, (d) for which a Borrower or a Subsidiary Guarantor has received notice of the foreclosure or proposed foreclosure of, or notice of intention to enforce, any Lien on the related Borrowing Base Asset, (e) with respect to which the Underlying Obligor ceases to have a first priority perfected security interest in the Borrowing Base Asset or (f) for which the related Borrowing Base Asset Documents have been amended in a manner which does not constitute a Permitted Modification; provided that, each of the foregoing clauses (a) through (d) shall disregard any waivers or modifications of, or amendments to, the related Borrowing Base Asset Documents, other than those (i) that were disclosed in writing to the Administrative Agent on or prior to the date such Borrowing Base Asset was approved for inclusion in the Borrowing Base, unless consented to by the Required

Lenders in accordance with the terms of this Agreement or (ii) following the date such Borrowing Base Asset was approved for inclusion in the Borrowing Base, pursuant to a Permitted Modification.

“Defaulting Lender”:  subject to Section 2.22(b), any Lender that:

(a)                                 has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due,

(b)                                 has notified the Borrower Representative or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c)                                  has failed, within three Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or

(d)                                 has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b))

upon delivery of written notice of such determination to the Borrower Representative and each Lender.

“Disclosable Event”:  as defined in Section 5.11.

“Disposition”:  with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Institution”:  on any date, (i) any Person specified on Schedule 1 to the Fee Letter, (ii) all Affiliates, successors and assigns of the entities specified on Schedule 1 to the Fee Letter, in each case to the extent readily identifiable as an Affiliate, successor or assign of such entity on the basis of its name, and (iii) such other Persons indicated in writing by the Borrower Representative from time to time to the Lenders in accordance with Section 9.6(f)(iii), provided that “Disqualified Institutions” shall exclude any Person that the Borrower Representative has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“EBITDA”:  with respect to any Person, for any period, such Person’s Consolidated Net Income, excluding (i) the effects of such Person’s and its Subsidiaries’ interest expense with respect to Indebtedness, (ii) taxes, (iii) depreciation, amortization, asset write-ups or impairment charges, (iv) provisions for loan losses, (v) changes in mark-to-market value(s) (both gains and losses) of financial instruments, (vi) non-cash compensation expenses, (vii) all extraordinary, unusual or non-recurring expenses or revenues or losses or gains, (viii) restructuring charges and (ix) any other non-cash charges or gains, in each case, determined on a consolidated basis in accordance with GAAP; provided that, the maximum amount of add backs to EBITDA made pursuant to clause (viii) shall not exceed $1,000,000 in any such period.

“EEA Financial Institution”:  any of (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”:  any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”:  any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Asset”:  any asset that is either (i) a commercial mortgage loan, (ii) a senior or pari passu co-lender interest or participation in a commercial mortgage loan, (iii) a mezzanine loan or preferred equity investment, or (iv) commercial mortgage backed securities which are rated by S&P, Moody’s or another nationally recognized statistical rating agency, in each case, which satisfies each of the applicable Borrowing Base Conditions.

“Eligible Assignee”:  any Person that meets the requirements to be an assignee under Section 9.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.6(b)(iii)) and is not a Disqualified Institution.  For the avoidance of doubt, any Disqualified Institution is subject to Section 9.6(f).

“Environmental Claim”:  any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action threatened, instituted, or completed pursuant to any applicable Environmental Law or against or with respect to any Real Property.

“Environmental Laws”:  any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Liability”:  any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or, except in the case of Section 9.5, indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule”:  the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Reserve Requirements”:  for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Loans”:  Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Rate”:  for any Interest Period as to any Eurodollar Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time), two Business Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that, if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided further that, if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the LIBO Rate will be deemed to be zero.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 7.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exception Report”:  as defined in Section 4.3(d).

“Exchange Act”:  as defined in the definition of “Change of Control”.

“Existing Termination Date”:  as defined in Section 2.4(a).

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate”:  for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.

“Fee Letter”:  the Fee Letter, dated as of May 4, 2017, by and among the Initial Borrower, the Arranger and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charges”:  with respect to any Person, for any period, the amount of interest paid in cash with respect to Indebtedness as shown on such Person’s consolidated statement of cash flow in accordance with GAAP as offset by the amount of receipts pursuant to net receive interest rate swap agreements of such Person and its consolidated Subsidiaries during the applicable period.

“Fund”:  any Person (other than a natural person) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Office”:  the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower Representative and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States of America consistently applied as in effect from time to time.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee Agreement”:  the Guarantee Agreement to be executed and delivered by each Guarantor on the Closing Date, substantially in the form of Exhibit A-1, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guarantee Agreement Joinder”:  an agreement substantially in the form of Exhibit A to the Guarantee Agreement.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (A) an amount equal to the maximum stated amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum stated amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Representative in good faith.

“Guarantors”:  collectively, (i) the Parent Guarantor, (ii) KREF Mezz, (iii) each other Subsidiary of any Borrower or the Parent Guarantor that is a direct owner of a Borrowing Base Asset (other than any Co-Borrower) and (iii) each other person that becomes a guarantor under the Guarantee Agreement.

“Hazardous Materials”:  any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Hedge Agreements”:  all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity or currency futures contracts, options to purchase or sell a commodity or currency, or option, warrant or other right with respect to a commodity or currency futures contract or similar arrangements entered into by the Loan Parties providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedge Recourse Indebtedness”:  with respect to any Person, on any date of determination, the amount of obligations in respect of Hedge Agreements for which such Person has recourse liability, equal to the net amount that would be payable (giving effect to netting) at such time if such Hedge Agreements were terminated, exclusive of recourse liability that is limited to obligations relating to customary nonrecourse carve-outs.

“Indebtedness”:  with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such unsecured trade accounts payable are payable within 60 days of the date the respective goods are delivered or the respective services are rendered, (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person, (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person, (e) Capital Lease Obligations of such Person, (f) obligations of such Person under repurchase agreements or like arrangements, (g) Indebtedness of others guaranteed by such Person to the extent of such guarantee, and (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person.  Notwithstanding the foregoing, Non-Recourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered Indebtedness for any Person.

“Indemnified Liabilities”:  as defined in Section 9.5.

“Indemnitee”:  as defined in Section 9.5.

“Independent Director”: an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of any Borrower or Subsidiary Guarantor and that provides professional independent directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers or special member of such corporation or limited liability company and is not, has not been at any time in the preceding five years, and will not while serving as Independent Director be, any of the following:

(a)                                 a member (other than an independent, non-economic “springing” member), partner, equity holder (but excluding holders of public stock or securities), manager, director, officer or employee of any Borrower, any Subsidiary Guarantor or any of their respective equity holders or Affiliates (other than (i) as an Independent Director of any Subsidiary Guarantor or (ii) as an Independent Director of an Affiliate of any Subsidiary Guarantor that is not in the direct chain of ownership of such Subsidiary Guarantor and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that, such Independent Director is employed by a company that routinely provides professional Independent Directors);

(b)                                 a creditor, supplier or service provider (including a provider of professional services) to any Borrower, any Subsidiary Guarantor or any of their respective equity holders or Affiliates (other than through a nationally recognized company that routinely provides professional Independent Directors and other corporate services to any Subsidiary Guarantor, any single purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)                                  a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)                                 a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a) or (b).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director of a “special purpose entity” affiliated with any Borrower or any Subsidiary Guarantor shall not be disqualified from serving as an Independent Director if (x) such individual is provided by CT Corporation or (y) the fees that such individual earns from serving as an Independent Director of Affiliates of any Borrower and any Subsidiary Guarantor in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

“Initial Borrower”:  as defined in the preamble hereto.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Interest Income”:  with respect to any Person, for any period, the amount of interest with respect to Indebtedness paid in cash to such Person or its consolidated subsidiaries as shown on such Person’s consolidated statement of cash flow in accordance with GAAP, as offset by the amount of receipts pursuant to net received interest rate swap agreements of such Person and its consolidated subsidiaries during the applicable period plus the amount of any interest income allocated to any non-consolidated subsidiary of such Person.

“Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Loan (other than any Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)                                     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)                                  any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date or such due date, as applicable; and

(iii)                               any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Interpolated Rate”:  in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between:

(a)                                 the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of such Loan; and

(b)                                 the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of such Loan,

each as of approximately 11:00 A.M. (London, England time) two Business Days prior to the commencement of such Interest Period of such Loan.

“Investment”:  as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such investment.

“KREF Mezz”: KREF Mezz Holdings LLC, a Delaware limited liability company.

“Lender”:  as defined in the preamble hereto.

“LIBO Rate”:  as defined in the definition of “Eurodollar Rate”.

“Lien”:  any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, prior claim, assignment, deposit arrangement, security interest, or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person.

“Loan”:  as defined in Section 2.1.

“Loan Documents”:  this Agreement, the Pledge Agreement, the Guarantee Agreement, the Notes, the Fee Letter and any other letter agreements with respect to fees payable to the Arranger, the Administrative Agent or the Lenders and any agreements in connection with any of the foregoing.

“Loan Parties”:  the Borrowers, the Parent Guarantor and the Subsidiary Guarantors.

“Loan to Value Ratio”:  with respect to any asset on any date of determination, the ratio of (x) the aggregate outstanding debt (which shall include the underlying loan and all debt secured on a senior to or pari passu basis with such loan but only to the extent secured on such basis) secured, directly or indirectly, by the related real property, to (y) the aggregate value of such Real Property as determined by (i) an Appraisal addressed to the Borrower Representative or an Affiliate of the Borrower Representative or (ii) in the event that the Appraisal referred to in the preceding clause (i) is dated more than 365 days prior to such date, if Administrative Agent elects, in its reasonable discretion, an Appraisal provided pursuant to Section 5.12.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, financial condition or operations of the Loan Parties, taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to perform their material obligations under the Loan Documents; or (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Default”:  on any date of determination, any of the events specified in (i) Section 7.1(a), 7.1(c) with respect to a Default in the observance or performance of any agreement contained in Section 5.9, 6.3, 6.4, 6.5, 6.7, 6.15, 7.1(e), 7.1(f) or 7.1(k), whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied and (ii) Section 7.1(c) with respect to the failure to comply with the financial condition covenants set forth in Section 6.1 on such date after giving pro forma effect to the Loans, extension of the Existing Termination Date or other action to be taken by the Loan Parties on such date.

“Material Environmental Amount”:  an amount or amounts payable with respect to any Real Property in the aggregate in excess of, with respect to any Borrower or any Subsidiary Guarantor, $5,000,000, for:  costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or used), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other materials, substances or forces of any kind, whether or not any such material, substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or would reasonably be expected to give rise to liability under any Environmental Law.

“Maximum Facility Availability”:  at any date, an amount equal to the lesser of (a) the Total Revolving Credit Commitments on such date and (b) the Adjusted Borrowing Base on such date; provided that, if, immediately following the consummation a successful initial public offering of the Capital Stock of the REIT with minimum proceeds of $175,000,00, the book value of the REIT is less than $1,000,000,000, the Maximum Facility Availability shall not exceed $50,000,000 until such time as the book value of the REIT is equal to or greater than $1,000,000,000, at which time this proviso shall cease to be of any further force and effect.

“Money Laundering Control Act”:  the Money Laundering Control Act of 1986, as amended from time to time.

“Moody’s”:  Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan”:  a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which any Borrower or any Commonly Controlled Entity has an obligation to contribute.

“New Lender”:  as defined in Section 2.21(b).

“Non-Consenting Lender”:  as defined in Section 2.20(b).

“Non-Excluded Taxes”:  as defined in Section 2.16(a).

“Non-Recourse Indebtedness”:  any Indebtedness other than Recourse Indebtedness.

“Non-U.S. Lender”:  as defined in Section 2.16(e).

“Non-U.S. Participant”:  as defined in Section 2.16(e).

“Note”:  any promissory note evidencing any Loan.

“Obligations”:  the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

“OFAC”:  Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes”:  with respect to any Recipient, any Taxes that are (i) imposed on a Recipient by a jurisdiction as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having (x) executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest in, enforced, or engaged in any other transaction pursuant to any Loan Document, or (y) sold or assigned an interest in any Loan or Loan Document) and (ii) imposed with respect to an assignment, grant of participation, designation of a new office for receiving payments by or on account of any Borrower, or other transfer of an interest in any Loan or Loan Document.

“Other Taxes”:  any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration of, enforcement of, receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Document, except any Other Connection Taxes imposed with respect to an assignment or grant of a participation (other than an assignment made pursuant to Section 2.20 or a participation made pursuant to clause (A) of Section 9.6(d)).

“Participant”:  as defined in Section 9.6(d).

“Payment Office”:  the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower Representative and the Lenders.

“Payment Time”:  with respect to payments to be made by any Borrower hereunder, (i) 4:00 P.M. (New York City time) on the due date thereof to the extent that Barclays Bank PLC is the sole Lender hereunder, or (ii) 2:00 P.M. (New York City time) on the due date thereof to the extent that one or more Lenders are not Barclays Bank PLC or an Affiliate thereof.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Modification”:  a consent, amendment, supplement, waiver, release or other modification, subject to compliance with the applicable Borrower’s or Subsidiary Guarantor’s standards for similarly situated loans, participations and other loan interests, which consent, amendment, supplement, waiver, release or other modification would not result in such Borrowing Base Asset ceasing to be an Eligible Asset or a failure to comply with the financial condition covenants set forth in Section 6.1, unless such consent, amendment, supplement, waiver, release or other modification is previously approved by the Required Lenders for such Borrowing Base Asset in their reasonable discretion.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan, other than a Multiemployer Plan, that is covered by Title IV or Section 412 of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”:  any of DebtDomain, WatchDox, IntraLinks, SyndTrak or a substantially similar electronic transmission system

“Pledge Agreement”:  the Pledge Agreement, to be executed and delivered by the Borrowers, the Parent Guarantor and the Subsidiary Guarantors (as applicable) on the Closing Date, substantially in the form of Exhibit A-2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledge Agreement Joinder”:  an agreement substantially in the form of Exhibit A to the Pledge Agreement.

“Pledged Stock”:  as defined in the Pledge Agreement.

“Prepayment Notice”:  a notice of prepayment of Loans pursuant to Section 2.5(a), substantially in the form of Exhibit M.

“Prime Rate”:  as defined in the definition of “Base Rate”.

“Principal Financial Officer”:  chief executive officer, director, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer or other officer from time to time of a Borrower, in the case of each of the foregoing Persons, with actual knowledge of the financial affairs of the Borrowers and their Subsidiaries.

“Property”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Proposed Borrowing Base Asset”:  as defined in Section 4.3(a).

“Real Property”:  with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements and fixtures, including ground leases.

“Recipient”:  the Administrative Agent or any Lender.

“Recourse Indebtedness”:  with respect to any Person, on any date of determination, the amount of Indebtedness for which such Person has recourse liability (such as through a guarantee agreement), exclusive of any such Indebtedness for which such recourse liability is limited to obligations relating to or under agreements containing customary nonrecourse carve-outs.

“Register”:  as defined in Section 9.6(c).

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“REIT”:  KKR Real Estate Finance Trust Inc., a Maryland Corporation.

“REIT Status”:  with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the entitlement of such Person to a deduction for dividends paid under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120-REIT filed with the Internal Revenue Service for such year.

“Related Parties”:  with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under PBGC Reg. § 4043.

“Required Lenders”:  at any time, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.  The Total Revolving Extensions of Credit of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirements of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any treaty, federal, state, county, municipal and other governmental statutes, laws, orders, rules, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities or determination of an arbitrator or a court, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”:  the chief executive officer, head of capital markets or chief financial officer of the Parent Guarantor.

“Revolving Commitment Increase Notice”:  as defined in Section 2.21(a).

“Restricted Payment”:  any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.  Notwithstanding the foregoing, the conversion of (including any cash payment upon the conversion of), payment of any principal or premium on, or payment of any interest with respect to, any Convertible Debt Securities shall not constitute a Restricted Payment.

“Revolving Credit Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Annex A, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.  The original aggregate amount of the Total Revolving Credit Commitments is $75,000,000.

“Revolving Credit Commitment Period”:  the period from and including the Availability Effective Date to the Revolving Credit Termination Date.

“Revolving Credit Increase Effective Date”:  as defined in Section 2.21(e).

“Revolving Credit Percentage”:  as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date”:  the second anniversary of the Availability Effective Date, as such date may be extended pursuant to Section 2.4; provided that, if, on the three month anniversary of the Closing Date, the Availability Effective Date has not occurred, the Revolving Credit Termination Date shall be the three month anniversary of the Closing Date.

“Revolving Extensions of Credit”:  as to any Lender at any time, an amount equal to the sum of the aggregate principal amount of all Loans made by such Lender then outstanding.

“S&P”:  Standard & Poor’s Ratings Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctions”:  any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, and trade embargoes imposed, administered or enforced from time to time by (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce; (b) the United Nations Security Council; (c) the European Union or any European Union member state; (d) the United Kingdom; or (e) any other Governmental Authority with jurisdiction over any Loan Party.

“Revolving Offered Increase Amount”:  as defined in Section 2.21(a).

“SEC”:  the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”:  as defined in the Pledge Agreement.

“Shareholder’s Equity”:  with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person pursuant to GAAP.

“Solvent”:  with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Special Purpose Entity”:  with respect to any Person, such Person shall (i) not engage in any business, other than the origination, acquisition, ownership, hedging, administering, financing, servicing, management, enforcement and disposition of the Collateral, any Borrowing Base Asset and any Proposed Borrowing Base Asset, all in accordance with the applicable provisions of the Loan Documents and any Borrower’s or any Subsidiary Guarantor’s organizational documents, as applicable, (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Loan Documents, and (B) unsecured trade payables in the ordinary course of its business which are no more than 60 days past due, and (C) as otherwise expressly permitted under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Borrowing Base Assets or Proposed Borrowing Base Assets, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from and solely to the extent of its own assets, provided that the foregoing shall not require any member, partner or shareholder of such Person to make any additional capital contributions to such Person, (v) comply with the special purpose provisions of its certificate of formation and limited liability company agreement, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive the “Special Purpose Provisions” of its Limited Liability Company Agreement (as defined therein) in a manner so as to modify or limit its obligations in accordance with this definition, without prior written consent of the Required Lenders, (vii) maintain all of its books, records, balance sheet and bank accounts separate from those of its Affiliates, (viii) be, and at all times owns itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, provided that the foregoing shall not require any member, partner or shareholder of such Person to make any additional capital contributions to such Person, (x) [reserved.], (xi) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person, (xii) not hold itself out to be responsible for the debts or obligations of any other Person, (xiii) not, without the prior written consent of its Independent Director, take any Act of Insolvency, (xiv)(A) have at all times at least one Independent Director whose vote is required to take any Act of Insolvency, and (B) provide the Administrative Agent with up-to-date contact information for such Independent Director and a copy of the agreement pursuant to which such Independent Director consents to and serves as an “Independent Director” for such Person, (xv) ensure that the organizational documents for such Person provide that, for so long as any all Obligations remain outstanding, (A) that the Administrative Agent be given at least five Business Days’ prior notice of the removal and/or replacement of such Independent Director, together with the name and contact information of the replacement Independent Director and evidence of the replacement’s satisfaction of the definition of Independent Director, (B) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, such Independent Director shall consider only the interests of such Person, including its respective creditors, in acting or otherwise voting on the Act of Insolvency, and (C) that, except for duties to such Person as set forth in the immediately preceding clause (including duties to the holders of the Capital Stock in such Person or such Person’s respective creditors solely to the extent of their respective economic interests in such Person, but excluding (1) all other interests of the holders of the Capital Stock in such Person, (2) the interests of other Affiliates of such Person, and (3) the interests of any group of Affiliates of which such Person is a part), the Independent Director shall not have any fiduciary duties to the holders of the Capital Stock in such Person, any officer or any other Person bound by the organizational documents of such Person; provided that, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (xvi) not enter into any transaction with an Affiliate of such Person except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (xvii) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (xviii) not pledge its assets to secure the obligations of any other Person, (xix) not form, acquire or hold any Subsidiary or own any Capital Stock in any other entity, in each case, other than such Person (or, in the case of any Borrower, any Subsidiary Guarantor), and (xx) have one natural person (who may be the Independent Director) that is not an economic member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a special member of the company simultaneously with the resignation or dissolution of the last remaining member of the company such that the company is continued without dissolution.

“Specially Designated Nationals List”:  the Specially Designated Nationals and Blocked Persons List maintained by OFAC and available at http://www.ustreas.gov/offices/ enforcement/ofac/sdn/, or as otherwise published from time to time.

“State”:  any state, commonwealth or territory of the United States of America, in which the subject of such reference or any part thereof is located.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a

“Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Guarantor.

“Subsidiary Guarantors”:  collectively, each Guarantor which is a Subsidiary of the Parent Guarantor (other than any Co-Borrower).

“Tangible Net Worth”:  with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person pursuant to GAAP, minus, to the extent included in determining such capital or shareholder’s equity (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Tax”:  any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding) or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions with respect to any of the foregoing) with respect to the foregoing.

“Termination Date Extension Request”:  a written request by the Borrower Representative, in form and substance reasonably satisfactory to the Administrative Agent, for the extension of the applicable Revolving Credit Termination Date pursuant to Section 2.4.

“Total Indebtedness”:  with respect to any Person, on any date of determination, all Indebtedness of such Person (other than contingent liabilities not reflected on such Person’s consolidated balance sheet), plus the proportionate share of all Indebtedness (other than contingent liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Affiliates of such Person, on or as of such date of determination less the amount of Non-Recourse Indebtedness owing by such Person pursuant to securitization transactions that are not issued, sponsored or managed by a Guarantor, Affiliates of a Guarantor and/or Affiliates of KKR Real Estate Finance Manager LLC (e.g. commercial real estate CLOs (including, without limitation, any commercial mortgage backed security investments)) that result from the consolidation of “variable interest entities” under the requirements of the Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time.

“Total Revolving Credit Commitments”:  at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

“Trade Date”:  as defined in Section 9.6(f).

“Transferee”:  as defined in Section 9.14.

“Type”:  as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“Underlying Obligor”:  the borrower under a Borrowing Base Asset.

“USA PATRIOT Act”:  the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended from time to time.

“Write-Down and Conversion Powers”:  with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2                               Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                                 As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)                                  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)                                  All calculations of financial ratios set forth in Section 6.1 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater.  For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

SECTION 2                               AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENT

2.1                               Revolving Credit Commitments.  (a)  Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the “Loans”) to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for such Lender which does not exceed the amount of such Lender’s Revolving Credit Commitment; provided that, the Total Revolving Extensions of Credit shall at no time exceed the Maximum Facility Availability at such time.  During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower Representative and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9; provided that, no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

(b)           The Borrowers shall repay all outstanding Loans on the Revolving Credit Termination Date.

(c)           The Obligations of each of the Borrowers in respect of the Loans, whether on account of principal, interest, fees or otherwise, are joint and several.

2.2          Procedure for Revolving Credit Borrowing.  The Borrowers may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period; provided that, the Borrower Representative shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be (x) received by the Administrative Agent prior to 12:00 Noon (New York City time) (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) 10:00 A.M. (New York City time) on the requested Borrowing Date, in the case of Base Rate Loans and (y) accompanied by a pro forma Borrowing Base Certificate).  Each borrowing of Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the next highest multiple of $250,000 exceeds the then aggregate Available Revolving Credit Commitments, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the next highest multiple of $250,000 exceeds the then aggregate Available Revolving Credit Commitments, such lesser amount).  Upon receipt of any such Borrowing Notice from the Borrower Representative, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make its Revolving Credit Percentage of the amount of each borrowing of Loans available to the Administrative Agent for the account of the Borrowers at the Funding Office prior to 2:00 P.M. (New York City time) on the Borrowing Date requested by the Borrower Representative in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrowers by the Administrative Agent in like funds as received by the Administrative Agent.

2.3          Repayment of Loans; Evidence of Debt.  (a)  The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Loan of such Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 7.1).  The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof, in each case, at the rates per annum, and on the dates, set forth in Section 2.11.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 9.6(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(d)           The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers in accordance with the terms of this Agreement.

(e)           Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a Note evidencing any Loans of such Lender, substantially in the form of Exhibit F, with appropriate insertions as to date and principal amount; provided that, delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of Loans, if any, on the Closing Date.

2.4          Extension of Revolving Credit Termination Date.  (a)  During the period commencing not more than 180 days prior to, and ending not less than 30 days prior to the Revolving Credit Termination Date then in effect (the “Existing Termination Date”) the Borrower Representative may, by delivery of a Termination Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) request that the Lenders extend the Existing Termination Date for an additional one-year period in accordance with this Section 2.4; provided that, (i) no Event of Default or Material Default shall have occurred and be continuing at the time a Termination Date Extension Request is delivered to the Lenders or at the time of the applicable extension, (ii) except as to interest, fees and final maturity (which shall be subject to the requirements of this Section 2.4, be determined by the Borrowers and set forth in the relevant Termination Date Extension Request) and except as permitted by clause (b)(iii) below, the Revolving Credit Commitments and Loans extended pursuant to a Termination Date Extension Request shall have the same terms as the original Revolving Credit Commitments and Loans subject to such Termination Date Extension Request, (iii) the Borrower Representative may not submit more than two Termination Date Extension Requests and (iv) the Revolving Credit Termination Date, as extended, shall not be later than the fourth anniversary of the Availability Effective Date.

(b)           Each Termination Date Extension Request shall specify (i) the date to which the Existing Termination Date is sought to be extended, (ii) the changes, if any, to the Applicable Margin to be applied in determining the interest payable on the Loans of, and the fees payable hereunder to, Extending Lenders (as defined below) in respect of that portion of their Revolving Credit Commitments and Loans extended to such new Revolving Credit Termination Date and (iii) any other amendments or modifications to this Agreement to be effected in connection with such Termination Date Extension Request; provided that, no such changes or modifications requiring approvals pursuant to the provisos in Section 9.1 shall become effective prior to the then Existing Termination Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Termination Date Extension Request being referred to herein as an “Extending Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof no later than 30 days after the Borrower Representative’s delivery of the applicable Termination Date Extension Request, specifying the maximum amount of Revolving Credit Commitments and Loans of such Lender with respect to which such Lender agrees to the extension of the Revolving Credit Termination Date, delivered to the Borrower Representative (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Termination Date Extension Request shall have been delivered by the Borrower Representative (but no later than 30 days) (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender).  If a Lender elects to extend only a portion of its then existing Revolving Credit Commitment and Loans, it will be deemed for purposes hereof to be an Extending Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Revolving Credit Commitments and Loans, and the aggregate principal amount of each Type of Loans of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended.  If Extending Lenders shall have agreed to such Termination Date Extension Request in respect of the Revolving Credit Commitments and Loans held by them, then, subject to Section 2.4(e), on the date specified in the Termination Date Extension Request as the effective date thereof, (i) the Existing Termination Date of the applicable Revolving Credit Commitments and Loans shall, as to the Extending Lenders, be extended to such date as shall be specified therein and (ii) such other modifications and amendments hereto specified in the Termination Date Extension Request shall (subject to any required approvals (including those of the Required Lenders, but excluding the pro rata share of Revolving Credit Commitments of any Declining Lenders) having been obtained) shall become effective.  The agreement of any Lender to extend all or a portion of its Revolving Credit Commitments and Loans shall be made in its sole discretion.

(c)           Notwithstanding the foregoing, the Borrower Representative shall have the right, in accordance with the provisions of Sections 2.20 and 9.6, at any time prior to the Existing Termination Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Revolving Credit Commitments and Loans subject to a Termination Date Extension Request that it has not agreed to extend) with a Lender or other financial institution reasonably satisfactory to the Administrative Agent (provided that, the consent of the Administrative Agent shall not be required if such other financial institution is an Affiliate of a Lender or an Approved Fund) that will agree to such Termination Date Extension Request, and any such replacement Lender shall for all purposes constitute an Extending Lender in respect of the Revolving Credit Commitments and Loans assigned to and assumed by in on and after the effective time of such replacement (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance); provided that, (i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to obtain a replacement Lender, (ii) the applicable assignee shall have agreed to provide the Revolving Credit Commitments and Loans so assigned on the terms set forth in such Termination Date

Extension request and (iii) all obligations of the Borrowers owing to the Declining Lender relating to the Revolving Credit Commitments and Loans so assigned (including all accrued interest, fees and all other amounts payable in respect thereof) shall be purchased by the assignee from such Declining Lender concurrently with such assignment and assumption at a price to be agreed upon between the assignee and the Declining Lender.

(d)           If a Termination Date Extension Request has become effective hereunder:

(i)            not later than the fifth Business Day prior to the Existing Termination Date, the Borrowers shall make prepayments of Loans such that, after giving effect to such prepayments, the Total Revolving Extensions of Credit as of such date will not exceed the aggregate Revolving Credit Commitments of the Extending Lenders extended pursuant to this Section 2.4 (and the Borrowers shall not be permitted thereafter to request any Loan if, after giving effect thereto, the Total Revolving Extensions of Credit of all Lenders would exceed the aggregate amount of the Revolving Credit Commitments so extended); and

(ii)           on the Existing Termination Date, the Revolving Credit Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in Section 2.4(c), terminate, and the Borrowers shall repay all Loans of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case, together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.2, such repayments may be funded with the proceeds of new Loans made simultaneously with such repayments by the Extending Lenders, which Loans shall be made ratably by the Extending Lenders in accordance with their extended Revolving Credit Commitments.

(e)           Each Termination Date Extension Request shall become effective hereunder, on the effective date of such extension, upon the satisfaction of the following conditions:

(i)            on the Existing Termination Date, the Administrative Agent shall have received an officer’s certificate from a Responsible Officer of the Parent Guarantor certifying that:

(x) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of date; provided that, (A) to the extent that any such representation and warranty relates to a specific earlier date, they shall be true and correct as of such earlier date and (B) to the extent that any such representation and warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, they shall be true and correct (after giving effect to any such qualification therein) in all respects on such respective dates; and

(y) no Event of Default or Material Default has occurred and is continuing on such date or after giving effect to the requested extension; and

(ii)           the Administrative Agent shall have received, for the ratable account of each Extending Lender, an extension fee in the amount of 0.25% of the Revolving Credit Commitments and Loans so extended.

(f)            Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Termination Date in accordance with the express terms of this Section 2.4, or any amendment or modification of the terms and conditions of the Revolving Credit Commitments and Loans of the Extending Lenders effected pursuant thereto, shall be deemed to violate (i) the last sentence of Section 2.6 or Section 2.14 or 9.7 or any other provision of this Agreement requiring the ratable reduction of Revolving Credit Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.1.

(g)           The Borrowers, the Administrative Agent and the Extending Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Termination Date Extension Request that has become effective in accordance with the provisions of this Section 2.4.  In connection with such amendment, the Borrowers shall, if reasonably requested by the Administrative Agent, deliver a customary opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such amendment, this Agreement as amended thereby and such other Loan Documents (if any) as may be amended thereby.

2.5          Commitment Fees, etc.  (a)  The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the applicable Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.  If there is any change in the Commitment Fee Rate during any quarter, the actual daily amount of the commitment fee shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.

(b)           The Borrowers jointly and severally agree to pay to the Administrative Agent and the Arranger the fees in the amounts and on the dates set forth in the Fee Letter and otherwise from time to time agreed to in writing by the Borrowers, the Administrative Agent and the Lenders.

2.6          Termination or Reduction of Revolving Credit Commitments.  The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that, no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Maximum Facility Availability. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

2.7          Optional Prepayments.  The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon delivery of an irrevocable Prepayment Notice delivered to the Administrative Agent no later than 11:00 A.M. (New York City time) three Business Days prior thereto in the case of Eurodollar Loans and no later than 11:00 A.M. (New York City time) one Business Day prior thereto in the case of Base Rate Loans, which Prepayment Notice shall specify the date and amount of such prepayment and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.17.  Upon receipt of a Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If a Prepayment Notice is given, the amount specified in such Prepayment Notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid.  Partial optional prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 thereof (for the avoidance of doubt, the foregoing sentence is not applicable to a full optional prepayment of loans).

2.8          Mandatory Prepayments.  If at any date the Total Revolving Extensions of Credit exceed the Maximum Facility Availability calculated as of such date (including, for the avoidance of doubt, if the Borrowing Base decreases due to a Borrowing Base Asset ceasing to qualify as an Eligible Asset), the Borrowers shall prepay the Loans within two Business Days of such date in an aggregate amount equal to or greater than such excess so that the Total Revolving Extensions of Credit no longer exceed the Maximum Facility Availability as of such date.

2.9          Conversion and Continuation Options.  (a)  The Borrowers may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election with delivery of a Conversion/Continuation Notice no later than 12:00 Noon (New York City time) two Business Days in advance thereof; provided that, any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto.  The Borrowers may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon (New York City time) two Business Days in advance thereof (which notice shall specify the length of the initial Interest Period therefor); provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Revolving Credit Termination Date (as in effect from time to time).  Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.

(b)           The Borrowers may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent no later than 12:00 Noon (New York City time) two Business Days in advance thereof; provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Revolving Credit Termination Date; and provided further that if the Borrower Representative shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.

2.10        Minimum Amounts and Maximum Number of Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof.

2.11        Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)           Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin.

(c)           (i) At any time an Event of Default has occurred and is continuing, all outstanding Loans (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2% per annum, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d)           Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand during the applicability of Section 2.11(c).

2.12        Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin.  (a)  Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower Representative and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower Representative and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)           Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower Representative, deliver to the Borrower Representative a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a) or (b).

2.13        Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)           the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; provided, that the Administrative Agent has made a similar determination, where permitted, under each other comparable credit facility where the Administrative Agent is the administrative agent (or a capacity similar thereto), or

(b)           the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period; provided, that such Lenders shall have taken similar action, where permitted, under each other comparable credit facility where such Lender is a lender,

(c)           the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower Representative and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans unless such notice has been withdrawn.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans.

2.14        Pro Rata Treatment and Payments.  (a)  Each borrowing by the Borrowers from the Lenders hereunder, each payment by any Borrower on account of any commitment fee and any reduction of the Revolving Credit Commitments of the Lenders, shall be made pro rata according to the Revolving Credit Percentages of the Lenders.  Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b)           Each payment (including each prepayment) by any Borrower on account of principal of the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(c)           The application of any payment of Loans (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.  Each payment of the Loans (except in the case of Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(d)           All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to the Payment Time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds.  Any payment made by any Borrower after the Payment Time on any Business Day shall be deemed to have been made on the next following Business Day.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be deemed made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)           Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing of Loans that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrowers.

(f)            Unless the Administrative Agent shall have been notified in writing by the Borrower Representative prior to the date of any payment of Loans due to be made by the Borrowers hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrowers within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

(g)           Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.

2.15        Requirements of Law; Reserves.  (a)  If any Change in Law:

(i)            shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes imposed on amounts payable by the Borrowers under this Agreement, taxes expressly excluded under the provisions of Section 2.16 in defining “Non-Excluded Taxes” or Other Taxes covered by Section 2.16);

(ii)                           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder (excluding for purposes of this Section 2.15(a) any such increased costs or reduction in amount resulting from reserve requirements contemplated by Section 2.15(b)); or

(iii)          shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided, however, that with respect to the foregoing, such Lender has made such determination and imposed such increase upon all of its similarly situated borrowers under similar credit facilities.  If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.15(a), it shall promptly notify the Borrower Representative (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)           The Borrowers shall pay to each Lender, (i) as long as such Lender shall be require to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including Eurodollar Rate funds or deposits, additional interest on the unpaid principal amount of each applicable Eurodollar Loan of any Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Revolving Credit Commitments or the funding of any Eurodollar Loans of any Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Revolving Credit Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.15(b), it shall promptly notify the Borrower Representative (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(c)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower Representative of the event giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)           If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under to a level below that which such Lender or such corporation could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower Representative (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(e)           A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender to the Borrower Representative (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The obligations of the Borrowers pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16        Taxes.  (a)  All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding (i) net income Taxes (however denominated), branch profit Taxes, and franchise Taxes (imposed in lieu of net income Taxes) (A) imposed on any Recipient by the United States, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) that are Other Connection Taxes; (ii) Taxes that are attributable to such Recipient’s failure to comply with the requirements of paragraph (e) or (h) of this Section 2.16; (iii) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to such Lender pursuant to a law in effect on the date on which such Lender (A) becomes a party to this Agreement (other than pursuant to an assignment request under Section 2.19), or (B) designates a new lending office, except, in each case, to the extent that pursuant to this Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before the time of assignment or to such Lender immediately before it changed its lending office; or (iv) any U.S. federal withholding Taxes imposed under FATCA.  If any such non-excluded Taxes (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Recipient shall be increased to the extent necessary to yield to the Recipient (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(b)           In addition, without duplication of other amounts payable by the Borrowers or Loan Party pursuant to Section 2.16(a), the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrowers shall indemnify each Lender or the Administrative Agent, as the case may be, within ten days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16(c)) payable or paid by the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrower Representative shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower Representative showing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)           Each Lender shall deliver documentation and information to the Borrower Representative and the Administrative Agent, at the times and in form required by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent, sufficient to permit the Borrower Representative or the Administrative Agent to determine whether or not payments made with respect to this Agreement or any other Loan Documents are subject to taxes, and, if applicable, the required rate of withholding or deduction.  Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to Borrower Representative and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so.  In addition, any Recipient, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements.  A Lender shall not be required to deliver any documentation or information pursuant to this paragraph that such Lender is not legally able to deliver.  A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower Representative, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or expense, and would not materially prejudice the legal or commercial position of such Lender.  Without limiting the generality of the foregoing,

(i)            Any Lender (or Transferee) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower Representative and the Administrative Agent Internal Revenue Service Form W-9 (or successor form) on or prior to the date it becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrower Representative or the Administrative Agent) establishing that such Lender is not subject to U.S. backup withholding.

(ii)           Each Lender (or Transferee) that in not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower Representative and the Administrative Agent (or, in the case of a Participant that would be Non-U.S. Lender if it were a Lender (each, a “Non-U.S. Participant”), to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI, Form W-8IMY (together with all required supporting documentation), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit G-1, G-2, G-3 or G-4, as applicable, and a Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Non-U.S. Participant, on or before the date such Non-U.S. Participant purchases the related participation) (and from time to time thereafter upon the reasonable request of Borrower Representative or the Administrative Agent).  Each Non-U.S. Lender shall promptly notify the Borrower Representative (or, in the case of a Non-U.S. Participant, the Lender from which the related participation shall have been purchased) at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower Representative (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(f)            For the avoidance of doubt, if a Lender is an entity disregarded from its beneficial owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s beneficial owner for U.S. federal income tax purposes and, as applicable, such Lender.

(g)           The Administrative Agent shall deliver to the Borrower Representative a duly executed U.S. branch withholding certificate on U.S. Internal Revenue Service Form W-8IMY evidencing its agreement to be treated as a United States person with respect to payments made by the Borrowers under this Agreement on or prior to the Closing Date, and thereafter when such documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower Representative.  Notwithstanding anything to the contrary in this Section 2.16, the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver.

(h)           If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)            If the Administrative Agent or a Lender determines in its discretion exercised in good faith that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.16 with respect to the Non-Excluded Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender is required to repay all or a portion of such refund to the relevant Governmental Authority, the Borrowers, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrowers that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender within three Business Days after receipt of written notice that the Administrative Agent or such Lender is required to repay such refund (or a portion thereof) to such Governmental Authority.  Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrowers the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Non-Excluded Taxes giving rise to such refund had not been deducted, withheld or otherwise imposed and additional amounts with respect to such Non-Excluded Taxes had never been paid.

(j)            Nothing in this Section 2.16 shall require the Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

2.17        Indemnity.  The Borrowers jointly and severally agree to indemnify each Lender for, and to hold each Lender harmless from, any actual out-of-pocket loss or expense that such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower Representative has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment after the Borrower Representative has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower Representative by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18        Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall, upon notice to the Borrower Representative, be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.17.

2.19        Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15, 2.16(a) or 2.18 with respect to such Lender, it will, if requested by the Borrower Representative, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided further that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.15, 2.16(a) or 2.18.

2.20        Replacement of Lenders under Certain Circumstances.  (a)  The Borrowers shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.15 or 2.16 or gives a notice of illegality pursuant to Section 2.18, (ii) is a Defaulting Lender or (iii) is a Non-Consenting Lender or a Declining Lender with a replacement financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.18, (D) the replacement financial institution shall purchase, at par (or such other amount agreed upon by the replacement financial institution and the replaced Lender), all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (E) the Borrowers shall be liable to such replaced Lender under Section 2.17 (as though Section 2.17 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (F) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (G) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that, if applicable, the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (H) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)           In the event that (i) the Borrower Representative or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment requires the agreement of the Required Lenders, all Lenders or all affected Lenders in accordance with the terms of Section 9.1 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

2.21        Increases in Revolving Credit Commitments.  (a)  At any time after the Closing Date and prior to the date that is six months prior to the Revolving Credit Termination Date, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may, by notice from the Borrower Representative to the Administrative Agent (a “Revolving Commitment Increase Notice”), which notice shall promptly be copied by the Administrative Agent to each Lender, request an increase in the Total Revolving Credit Commitments in an aggregate principal amount up to $50,000,000 (the “Revolving Offered Increase Amount”); provided that, (x) each such Revolving Offered Increase Amount shall be in a minimum amount of not less than $25,000,000 and (y) at no time shall the Total Revolving Credit Commitments exceed $125,000,000.  The Borrower Representative shall (i) first, offer each of the Lenders the opportunity to provide a pro rata portion of any Revolving Offered Increase Amount pursuant to Section 2.21(c) below, (ii) second, offer each of the Lenders the opportunity to provide all or a portion of any Revolving Offered Increase Amount not otherwise accepted by the other Lenders (pursuant to (i) above) pursuant to Section 2.21(c) below and (iii) third, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), offer one or more additional banks, financial institutions or other entities the opportunity to provide all or a portion of such Revolving Offered Increase Amount not accepted by the Lenders pursuant to Section 2.21(b) below.  Each Revolving Commitment Increase Notice shall specify which banks, financial institutions or other entities the Borrower Representative desires to provide such Revolving Offered Increase Amount not accepted by the Lenders.  The Borrower Representative or, if requested by the Borrower Representative, the Administrative Agent, will notify the Lenders, and, if the Lenders do not accept the entire Revolving Offered Increase Amount, such banks, financial institutions or other entities.

(b)           Any additional bank, financial institution or other entity that the Borrowers select to offer participation in any increased Total Revolving Credit Commitments and that elects to become a party to this Agreement and provide a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to Section 2.21(a) shall execute a New Lender Supplement substantially in the form of Exhibit I, with the Borrowers and the Administrative Agent, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement; provided that, the Revolving Credit Commitment of any such New Lender shall be in an amount not less than $5,000,000.

(c)           Any Lender that accepts an offer to it by the Borrowers to increase its Revolving Credit Commitment pursuant to Section 2.21(a) shall, in each case, execute a Commitment Increase Supplement substantially in the form of Exhibit J (each, a “Commitment Increase Supplement”), with the Borrowers and the Administrative Agent, whereupon such

Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.

(d)           On any Revolving Credit Increase Effective Date, (i) each bank, financial institution or other entity that is a New Lender pursuant to Section 2.21(b) or any Lender that has increased its Revolving Credit Commitment pursuant to Section 2.21(c) shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Revolving Credit Percentage of such Loans and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans of all the Lenders to equal its Revolving Credit Percentage of such outstanding Loans as of the date of any increase in the Revolving Credit Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative in accordance with the requirements of Section 2.2).

(e)           Notwithstanding anything to the contrary in this Section 2.21, (i) in no event may the Borrower Representative deliver more than two Revolving Commitment Increase Notices, (ii) in no event shall there be more than two Revolving Credit Increase Effective Dates and (iii) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion.

(f)            The increase in the Revolving Credit Commitments provided pursuant to this Section 2.21 shall be effective on the date (the “Revolving Credit Increase Effective Date”) the Administrative Agent receives satisfactory legal opinions, board resolutions and other closing documents deemed reasonably necessary by the Administrative Agent in connection with such increase; provided that, immediately prior to and after giving effect to such increase, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrowers and the Parent Guarantor are in pro forma compliance with Section 6.1, such determination of pro forma compliance to be based on the then outstanding principal amount of Loans and (iii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct as of such earlier date, (y) to the extent that such representation or warranty relates to a Borrowing Base Asset being removed from the Borrowing Base, the representation and warranties shall be true and correct without regard to such removed Borrowing Base Property and (z) to the extent that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein) in all respects on such respective dates.  For the avoidance of doubt, no increase in the Revolving Credit Commitments pursuant to this Section 2.21 shall require, as a condition to its effectiveness, the signature of, or any consent or approval from, any Lender that is not obligated to increase its Revolving Credit Commitments pursuant to a Commitment Increase Supplement.

2.22        Defaulting Lender.

(a)           Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.1 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Revolving Credit Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.  No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.5(a) for any period during which that

Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)           Defaulting Lender Cure.  If the Borrower Representative and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Revolving Credit Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 3          REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Borrower and the Parent Guarantor hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

3.1          Financial Condition.

(a)           The audited consolidated balance sheets of the REIT as at December 31, 2014, December 31, 2015 and December 31, 2016, and the related consolidated statements of income and retained earnings and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the REIT and its consolidated Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.

(b)           All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  The Loan Parties do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.  During the period from December 31, 2016 to and including the date hereof there has been no Disposition by the Borrowers and their Subsidiaries of any material part of their business or Property.

3.2          No Change.  Since December 31, 2016 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

3.3          Corporate Existence; Compliance with Law; Special Purpose Entity.  (a) Each of the Loan Parties (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right and all requisite governmental licenses, authorizations, consents and approvals to own and operate its Property and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other organization and in good standing (to the extent such concept exists in such jurisdiction) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law, except in the case of clauses (iii) and (iv) to the extent that the failure to so qualify or comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Each Borrower and each Subsidiary Guarantor complies with the definition of Special Purpose Entity.

3.4          Corporate Power; Authorization; Enforceable Obligations.  Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder.  Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5          No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.  No Requirement of Law or Contractual Obligation applicable to any Loan Party would reasonably be expected to have a Material Adverse Effect.

3.6          No Material Litigation.  Except as otherwise disclosed to the Administrative Agent prior to the Closing Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened in writing by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

3.7          No Default.  To the Borrowers’ knowledge, none of the Loan Parties is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  To the Borrowers’ knowledge, no Default or Event of Default has occurred and is continuing (other than, prior to the first instance of completion of the condition to each extension of credit set forth in Section 4.2(e), non-compliance of the limited liability company agreements of each of the Initial Borrower and KREF Mezz with the definition of “Special Purpose Entity” in Section 1.1).

3.8          Taxes.  Each of the Loan Parties has filed or caused to be filed all Federal, and material state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party); and no tax Lien has been filed (other than with respect to any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, as the case may be), and, to the knowledge of the Borrowers, no claim is being asserted against any Loan Party, with respect to any such tax, fee or other charge.

3.9          Federal Regulations.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

3.10        Labor Matters.  There are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Borrowers, threatened that (individually or in the aggregate) in either case would reasonably be expected to have a Material Adverse Effect.

3.11        ERISA.  Neither a Reportable Event nor a failure to meet the minimum funding standards and benefit limitations of Section 412, 430 or 436 of the Code with respect to any Plan (whether or not waived) has occurred, except as would not reasonably be expected to have a Material Adverse Effect.  Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except as would not reasonably be expected to have a Material Adverse Effect.  No termination of a Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during the previous five years, except as would not reasonably be expected to have a Material Adverse Effect.  Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect, and neither any Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as would not reasonably be expected to have a Material Adverse Effect.  No such Multiemployer Plan is or, to the knowledge of any Borrower or any Commonly Controlled Entity, Insolvent.

3.12        Investment Company Act; Other Regulations.  No Loan Party is required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.13        Use of Proceeds.  The proceeds of the Loans shall be used by the Borrowers and their Subsidiaries (a) to purchase loans or other eligible assets pursuant to the Borrowers’ investment guidelines and (b) for operating expenses and general corporate purposes of the Borrowers and their Subsidiaries.

3.14        Environmental Matters.  Except with respect to any matters that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no Loan Party has (i) failed to comply with any Environmental Law, (ii) failed to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (iii) become subject to any Environmental Liability, (iv) received written notice of any claim with respect to any Environmental Liability or (v) gained knowledge of any basis for any Environmental Liability.

3.15        Accuracy of Information, etc.  None of the information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party (other than financial estimates, forecasts and other forward-looking information, pro forma financial information and information of a general economic or industry-specific nature) to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such information and data (taken as a whole), in light of the circumstances under which it was delivered, not materially misleading. With respect to any projections (including the projections delivered on the Closing Date), financial estimates, forecasts and other forward-looking information or any pro forma financial information, the Borrower Representative represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

3.16        Security Documents.  The Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Stock described in the Pledge Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Pledge Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.18 (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings as are specified in the Pledge Agreement have been completed (all of which filings have been duly completed), the Pledge

Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person.

3.17        Representations and Warranties Regarding Borrowing Base Assets.  Each Borrowing Base Asset is an Eligible Asset and conforms to the applicable representations and warranties set forth in Annex B attached hereto, except as has been disclosed to the Administrative Agent in an Exception Report prior to approval of such Borrowing Base Asset pursuant to Section 4.3 and otherwise from time to time.  Each Borrowing Base Asset has been either (x) originated directly by a Borrower, a Subsidiary Guarantor or its respective Affiliate or (y) originated by a third party unaffiliated with any Borrower or any Subsidiary Guarantor and sold to a Borrower, a Subsidiary Guarantor or its respective Affiliate in a secondary market transaction in a transaction on arm’s length terms.

3.18        Solvency.  The Parent Guarantor and its Subsidiaries, considered as a whole, after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith on the Closing Date will be and will continue to be, Solvent.

3.19        REIT Status; Borrower Tax Status.  The REIT has been organized and operated in a manner that has allowed it to qualify for REIT Status commencing with its taxable year ended December 31, 2014.  Each of the Borrowers and each Guarantor is treated as a partnership or a disregarded entity for U.S. federal income tax purposes and is not an association taxable as a corporation under the Code.

3.20        Insurance.  The Loan Parties are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar assets, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

3.21        Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws.  (a)  Neither any Borrower, nor to any Borrower’s knowledge, any other Loan Party or Subsidiary thereof has, directly or, to any Borrower’s knowledge, indirectly, (i) engaged in dealings or transactions with any party listed on, or any party owned or controlled by any party on, the Specially Designated Nationals List or other similar Sanctions-related list of restricted parties, (ii) conducted dealings or transactions with a party, or in any country or territory, that is the subject of Sanctions, or (iii) derived income from dealings or transactions with or on behalf of a party that is the subject of Sanctions.

(b)           Neither the Loan Parties, or any Subsidiary thereof, nor any of their respective directors, officers, or employees, nor, to the knowledge of any Loan Party or Subsidiary thereof, any of their respective agents, other Affiliates, or representatives, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, or (ii) located, organized, or resident in a country or territory that is the subject or target of comprehensive Sanctions.

(c)           Neither any Borrower, nor to any Borrower’s knowledge, any other Loan Party has directly or, to the knowledge of the Borrower Representative, indirectly derived any of its assets in violation of any Anti-Money Laundering Laws.

(d)           Neither any Borrower, nor to any Borrower’s knowledge, any other Loan Party or Subsidiary thereof has failed to comply with applicable Anti-Corruption Laws in any material respect, including failing to comply in any manner that may result in the forfeiture of any Borrowing Base Asset or the proceeds of the Loans or a claim of forfeiture of any Borrowing Base Asset or the proceeds of the Loans.

SECTION 4          CONDITIONS PRECEDENT

4.1          Conditions to the Closing Date.  The effectiveness of the Revolving Credit Commitments of each Lender, and the agreement of each Lender to make the initial extension of credit requested to be made by it hereunder on or after the Closing Date, is subject to the satisfaction of the following conditions precedent:

(a)           Loan Documents.  The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, (i) this Agreement, executed and delivered by a duly authorized officer of the Initial Borrower, the Parent Guarantor and each Lender party hereto, (ii) the Guarantee Agreement, executed and delivered by a duly authorized officer of each Guarantor, (iii) the Pledge Agreement, executed and delivered by a duly authorized officer of the Parent Guarantor and the Initial Borrower along with an Acknowledgment and Consent, substantially in the form of Annex I to the Pledge Agreement, duly executed by each Subsidiary of the Parent Guarantor which has its Capital Stock pledged pursuant to the Pledge Agreement and (iv) to the extent requested by any Lender, a Note duly completed and executed by the Initial Borrower and payable to such Lender.

(b)           Financial Covenants.  The Administrative Agent shall have received a Compliance Certificate containing all information and calculations necessary for determining pro forma compliance with Section 6.1 as of the Closing Date.

(c)           Projections; Financial Statements.  The Lenders shall have received (i) projections in form and substance reasonably acceptable to the Administrative Agent and (ii) audited consolidated financial statements of the REIT and its consolidated subsidiaries for the 2014, 2015 and 2016 fiscal years.

(d)           Approvals.  All governmental and third party approvals necessary in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(e)           Fees.  The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, including pursuant to the Fee Letter, and all expenses for which invoices have been presented (including reasonable fees, actual out-

of-pocket disbursements and other charges of outside counsel to the Administrative Agent), on or before the Closing Date.

(f)            Solvency.  The Administrative Agent shall have received a certificate (in form and substance reasonably satisfactory to the Administrative Agent) from the Chief Financial Officer and Treasurer of the general partner of the Parent Guarantor certifying that the Parent Guarantor and its Subsidiaries, considered as a whole, after giving effect to the transactions contemplated hereby to occur on the Closing Date, are Solvent.

(g)           Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties, except for Liens incurred in the normal course of the Loan Parties’ business which are reasonably acceptable to the Administrative Agent; provided that, such Liens on the Collateral are permitted under Section 6.3.

(h)           Pledged Membership Interests; Stock Powers.  The Administrative Agent shall have received the certificates (if any) representing the shares of Capital Stock of the Initial Borrower and each Subsidiary of the Parent Guarantor pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate (if any) executed in blank by a duly authorized officer of the relevant Loan Parties, as applicable.

(i)            Filings.  Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Pledge Agreement or under law or reasonably requested by the Administrative Agent to be filed in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall have been filed or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(j)            Closing Certificate.  The Administrative Agent shall have received a certificate from the Chief Financial Officer and Treasurer of the general partner of the Parent Guarantor, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(k)           Legal Opinion.  The Administrative Agent shall have received an executed legal opinion of Gibson, Dunn & Crutcher LLP, special counsel to the Loan Parties and Simpson Thacher & Bartlett LLP, special counsel to the Loan Parties, in each case, in form and substance reasonably acceptable to the Administrative Agent.

(l)            USA PATRIOT Act.  The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(m)          Borrowing Base Assets.  On or prior to the Closing Date, the Administrative Agent shall have received each of the documents required pursuant to Section 4.3 for each Borrowing Base Asset to be included in the Borrowing Base on the Closing Date.

(n)           No Material Adverse Effect.  No event or condition shall have occurred since the date of the REIT’s most recent audited financial statements delivered to the Administrative Agent which has had or could reasonably be expected to result in a Material Adverse Effect.

(o)           Secretary’s Certificate.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit P, with appropriate insertions and attachments.

4.2          Conditions to Each Extension of Credit.  The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)           Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct as of such earlier date and (y) to the extent that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)           No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)           Borrowing Base Certificate.  The Administrative Agent shall have received, and be reasonably satisfied in all respects with, a completed Borrowing Base Certificate, containing an accurate representation of the Adjusted Borrowing Base as of such date, signed by a Principal Financial Officer of the Parent Guarantor.

(d)           Borrowing Base Asset Notices. The Administrative Agent shall have received all documentation and notices with respect to any Borrowing Base Asset not previously delivered to the Administrative Agent in accordance with Section 5.7(d) due to no Loans being outstanding under this Agreement at any time.

(e)           Limited Liability Company Agreements. The limited liability company agreements of each of the Initial Borrower, KREF Mezz and any other Loan Party which is a limited liability company shall comply with the definition of “Special Purpose Entity” in Section 1.1 and otherwise be in form and substance reasonably acceptable to the Administrative Agent.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

4.3          Conditions to the Addition of a Borrowing Base Asset.  (a)  The Borrower Representative may request the addition of a Borrowing Base Asset (a “Proposed Borrowing Base Asset”) to the Borrowing Base by submitting a request in writing to the Administrative Agent, together, for each asset type, with such business and legal materials listed on Schedule 4.3(a) and certifying that each asset satisfies the Borrowing Base Conditions (such notice and other materials delivered therewith, a “Borrowing Base Addition Notice”).

(b)           Within three Business Days of receipt of a Borrowing Base Addition Notice, the Administrative Agent shall notify the Borrower Representative that the Administrative Agent has approved such Proposed Borrowing Base Asset (a “Borrowing Base Approval Notice”) or that the Administrative Agent has not approved such Proposed Borrowing Base Asset (a “Borrowing Base Disapproval Notice”) and specifying the Borrowing Base Conditions that are not met.

(c)           If the Administrative Agent delivers a Borrowing Base Approval Notice or fails to deliver a Borrowing Base Disapproval Notice within three Business Days after receipt of a Borrowing Base Addition Notice (the failure to timely deliver a Borrowing Base Disapproval Notice being deemed to be a Borrowing Base Approval Notice), then, the Proposed Borrowing Base Asset shall become a Borrowing Base Asset upon (A) the delivery of a certificate of a Responsible Officer of the Parent Guarantor, not later than ten (10) Business Days after the receipt of such Borrowing Base Approval Notice or deemed approval, certifying (i) the date such Proposed Borrowing Base Asset was originated or acquired by a Borrower or a Subsidiary Guarantor, (ii) that the Proposed Borrowing Base Asset is an Eligible Asset satisfying each of the Borrowing Base Conditions on such date, (iii) compliance with each of the financial condition covenants set forth in Section 6.1 immediately after giving effect to the addition of such Proposed Borrowing Base Asset, together with reasonably detailed supporting calculations and (iv) that no Material Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to the addition of such Proposed Borrowing Base Asset, (B)(x) if the owner of such Proposed Borrowing Base Asset is not a Subsidiary Guarantor or Borrower, the execution and delivery to the Administrative Agent of a Guarantee Agreement Joinder, or (y) if the owner of such Proposed Borrowing Base Asset will be a Co-Borrower, the documents required pursuant to Section 10.1 (to the extent not already required to be delivered pursuant to this Section 4.3(c)), (C)(x) if the direct parent of the owner of such Proposed Borrowing Base Asset will be a party to the Pledge Agreement, the execution and delivery to the Administrative Agent of a Pledge Agreement Joinder by such direct parent or (y) if the direct parent of the owner of such Proposed Borrowing Base Asset is a party to the Pledge Agreement, a supplement to Schedule 2 of the Pledge Agreement, (D) the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Pledge Agreement or by law or as may be reasonably requested by the Administrative Agent, (E) the taking of any other action reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of the owner of such Proposed Borrowing Base Asset (including, without limitation, as applicable, the delivery of certificates representing the shares of such entity together with an undated stock power for such certificate executed in blank), (F) the delivery to the Administrative Agent, if requested by the Administrative Agent, on behalf of itself and the Lenders, in relation to any documentation or action required pursuant to Sections 4.3(c)(B), 4.3(c)(C)(x), 4.3(c)(D) or 4.3(c)(E), an opinion of counsel (including from counsel licensed in New York and any such other jurisdiction as may be appropriate), in form and substance reasonably satisfactory to the Administrative Agent and (G) if the owner of such Proposed Borrowing Base Asset is to be added as a Subsidiary Guarantor or Co-Borrower, delivery to the Administrative Agent of a certificate substantially in the form of Exhibit P, with appropriate insertions and attachments.

(d)           The Borrower Representative or the applicable Subsidiary Guarantor shall have delivered to the Administrative Agent a report of any exceptions to the Borrowing Base Conditions or the representations and warranties in Annex B (an “Exception Report”).

(e)           In the event that a Proposed Borrowing Base Asset is not an Eligible Asset satisfying each of the Borrowing Base Conditions, such Proposed Borrowing Base Asset may be included in the Borrowing Base upon the prior written consent of the Required Lenders in their sole discretion.

(f)            Upon the effectiveness of any new Borrowing Base Asset added to the Borrowing Base, the Parent Guarantor may deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such new Borrowing Base Asset as of the date of the most recent Borrowing Base Certificate previously delivered pursuant to Sections 4.2(c), 4.3, 4.4 and 5.9.

4.4          Conditions to the Release of a Borrowing Base Asset.  The Loan Parties shall have the right from time to time without Administrative Agent’s approval to remove any Borrowing Base Asset from the Borrowing Base upon written notice from Borrower Representative to the Administrative Agent provided that:

(a)           the Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Guarantor (which may be delivered concurrently with the notice of removal) certifying that immediately after giving effect to the release of such Borrowing Base Asset, the Borrowers will be in compliance with each of the financial condition covenants set forth in Section 6.1, together with reasonably detailed supporting calculations; and

(b)           the Administrative Agent shall have received a certification of a Responsible Officer (which may delivered concurrently with notice of such removal) certifying that after giving pro forma effect to the release of such Borrowing Base Asset from the Borrowing Base, the Total Revolving Extensions of Credit shall not exceed the Maximum Facility Availability; and

(c)           the Administrative Agent shall have received an updated Borrowing Base Certificate giving pro forma effect to the release of such Borrowing Base Asset from the Borrowing Base as of the date of the most recent Borrowing Base Certificate previously delivered pursuant to Sections 4.2(c), 4.3, 4.4 and 5.9.

SECTION 5          AFFIRMATIVE COVENANTS

The Borrowers and the Parent Guarantor hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrowers and the Parent Guarantor shall, and the Borrowers shall cause each Subsidiary Guarantor to:

5.1          Financial Statements.  Furnish to the Administrative Agent (for distribution to each Lender):

(a)           as soon as available, but in any event within 120 days after the end of each fiscal year of the REIT, a copy of the audited consolidated balance sheet of the REIT as at the end of such year and the related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of such year and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b)           as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the REIT, beginning with the quarter ending June 30, 2017, the unaudited consolidated balance sheet of the REIT as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of such quarter and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

5.2          Certificates; Other Information.  Furnish to the Administrative Agent (for distribution to each Lender), or, in the case of clause (d), to the relevant Lender:

(a)           concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants substantially in the form attached as Exhibit N (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b)           concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, no Default or Event of Default has occurred or is continuing except as specified in such certificate and (ii) a Compliance Certificate certifying to (and containing a reasonably detailed computation of) compliance with the financial covenants specified in Section 6.1 of this Agreement (to the extent such financial covenant is then in effect) as of the last day of the fiscal quarter or fiscal year of the Parent Guarantor, as the case may be;

(c)           (i) within five Business Days after the same are sent, copies, including copies sent electronically, of all financial statements and reports that the REIT or any Loan Party sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that the REIT or any Loan Party may make to, or file with, the SEC, in each case, to the extent such financial statements and reports would reasonably be expected to have a Material Adverse Effect; and (ii) within five Business Days after the receipt thereof, copies of all written correspondence received from the SEC concerning any material investigation or inquiry regarding financial or other operational results of the REIT or any Loan Party; provided, however, that public filing of any of the foregoing in this Section 5.2(c) shall constitute delivery to the Administrative Agent and each Lender of the same upon such filing; and

(d)           promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request.

5.3          Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent subject to applicable notice and cure periods, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in accordance with GAAP with respect thereto have been provided on the books of the relevant Loan Party.

5.4          Conduct of Business and Maintenance of Existence.  (a)(i)  Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, including Environmental Laws, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5          Maintenance of Property; Insurance.  (a)  Keep and maintain its property material to the conduct of its business (if any) in good working order and condition, ordinary wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any Governmental Authority or by any insurance policy (if any) held by the Loan Parties.

(b)           Maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is customarily maintained by companies of established repute engaged in the same or similar businesses.

5.6          Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in which full, true and correct entries in accordance with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, upon reasonable advance notice to the Borrower Representative, and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties; provided that, unless an Event of Default has occurred and is continuing, the Loan Parties will not be required to reimburse any costs and expenses under Section 9.5 or otherwise for more than one (1) visit in any calendar year.

5.7          Notices.  Promptly (unless otherwise specified below) give notice to the Administrative Agent (for distribution to each lender) upon obtaining actual knowledge of:

(a)           the occurrence of any Default or Event of Default (other than, prior to the first instance of completion of the condition to each extension of credit set forth in Section 4.2(e), non-compliance of the limited liability company agreements of each of the Initial Borrower and KREF Mezz with the definition of “Special Purpose Entity” in Section 1.1);

(b)           the following events, as soon as possible and in any event within 30 days after any Borrower has obtained actual knowledge thereof:  (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(c)           promptly after the Loan Parties first obtain actual knowledge thereof:  (i) any Environmental Claim or other development, event, or condition that, individually or in the aggregate with other developments, events or conditions, would reasonably be expected to result in the payment by the Loan Parties, in the aggregate, of a Material Environmental Amount, including a full description of the nature and extent of the matter for which notice is given and all relevant circumstances, other than Environmental Claims covered by environmental indemnities or otherwise covered by insurance;

(d)           solely if and during anytime during which Loans are outstanding under this Agreement, with respect to any Borrowing Base Asset:

(i)            promptly following receipt of written notice or knowledge that the Real Property underlying such Borrowing Base Asset comprised of real property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the value of such Real Property;

(ii)           promptly upon receiving written notice or having actual knowledge that any Borrowing Base Asset is not an Eligible Asset or that any of the representations and warranties set forth in Annex B with respect to any Borrowing Base Asset is untrue or incorrect in any material respect;

(iii)          promptly upon written notice or actual knowledge of (A) any Borrowing Base Asset that becomes a Defaulted Asset or (B) any Lien or security interest (other than security interests created hereby) on, or claim asserted against, any Borrowing Base Asset, or the underlying collateral therefor, other than Liens permitted under Section 6.3, or (C) any event that is reasonably likely to materially and adversely affect the market value of a Borrowing Base Asset or the underlying Real Property;

(iv)          promptly, and in any event within ten days after service of process on any Loan Party of any of the following, notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Loan Party or affecting any of the Borrowing Base Assets before any Governmental Authority that in any such case (A) questions or challenges the validity or enforceability of any of the Borrowing Base Asset Documents or any action to be taken in connection with the transactions contemplated thereby, or (B) makes a claim or claims in an aggregate amount greater than $1,000,000;

(v)           promptly upon receiving written notice from any Underlying Obligor of any transfer of any underlying Real Property underlying any Borrowing Base Asset or any direct or indirect equity interest in any Underlying Obligor of which a Loan Party has written notice or actual knowledge of, whether or not consent to such transfer is required under the applicable Borrowing Base Asset Documents;

(vi)          promptly and in any event within two Business Days of a Loan Party’s written notice of or actual knowledge of, (A) notice of any material event or any material change in circumstances that an institutional asset manager would reasonably expect to result in a material adverse effect on a Loan Party or the REIT or any Underlying Obligor in respect of a Borrowing Base Asset or the property collateralizing a Borrowing Base Asset, (B) copies of any written notice of any monetary or material non-monetary default or event of default under any Borrowing Base Asset delivered by or to a Loan Party and (C) copies of any written notice of any allegation made by any Underlying Obligor in writing that a Loan Party has defaulted with respect to its obligations under any Borrowing Base Asset;

(vii)         promptly and in any event within two Business Days of a Loan Party’s written notice or actual knowledge of, to the extent that there exists a mezzanine loan related to a Borrowing Base Asset, (A) notice of any material event in respect of such mezzanine loan or the applicable mezzanine loan borrower, (B) notice of any default or event of default under any related mezzanine loan documentation, (C) notice of any default or event of default under any intercreditor documentation relating to such mezzanine loan and the applicable Borrowing Base Asset; and

(viii)        promptly after the effectiveness of any written consent, amendment, supplement, waiver, release or other modification for any Borrowing Base Asset, a true correct and complete copy of such consent, amendment, supplement, waiver, release or other modification; and

(e)           the failure of the REIT to maintain REIT Status (after giving effect to any cure or corrective periods or allowances, including pursuant to Sections 856(c), 857, and 860 of the Code) or to be listed and traded on the New York Stock Exchange.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

5.8          Further Assurances.  From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents.  Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from any Loan Party for such governmental consent, approval, recording, qualification or authorization.

5.9          Borrowing Base Reports.  (a)  Beginning with the month ended May 31, 2017, deliver to the Administrative Agent (and the Administrative Agent shall thereafter deliver to each Lender), as soon as available and in any event no later than five Business Days after the end of each month, a completed Borrowing Base Certificate calculating and certifying the Adjusted Borrowing Base as of the end of such month, signed on behalf of the Parent Guarantor by a Principal Financial Officer; provided that, to the extent no Revolving Extensions of Credit are outstanding at such time, delivery of such Borrowing Base Certificate to the Administrative Agent shall not be required.

(b)           Furnish to the Administrative Agent (and the Administrative Agent shall thereafter deliver to each Lender) as soon as practicable and in any event within five Business Days after any Disposition of any Borrowing Base Asset, an updated Borrowing Base Certificate calculating (on a pro forma basis, after giving effect to such Disposition) and certifying such pro forma Adjusted Borrowing Base as of the end of the most recent month for which a Borrowing Base Certificate was delivered pursuant to Section 4.2(c), 4.3 or 4.4 or this Section 5.9, as applicable.  The Adjusted Borrowing Base set forth in each Borrowing Base Certificate delivered with respect to each month occurring after the fiscal quarter covered by the updated Borrowing Base Certificate described in the preceding sentence and ending prior to any such Disposition shall be calculated on a pro forma basis, after giving effect to such Disposition.

5.10        Taxes.  Timely file or cause to be filed all Federal and material state and other tax returns that are required to be filed and shall timely pay all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party).

5.11        Disclosable Events.  If the Borrowers obtain actual knowledge or receive any written notice that any Loan Party or Subsidiary thereof is in violation of Section 6.18(a), 6.18(b) or 6.18(c), including any such violation that could result in the forfeiture of the proceeds of the Loans or a claim of forfeiture of the proceeds of the Loans (any such violation, a “Disclosable Event”), the Borrowers shall promptly (i) give written notice to the Administrative Agent of such Disclosable Event and (ii) comply with all applicable laws with respect to such Disclosable Event.

5.12        Appraisals.  The Administrative Agent shall have the right (in its reasonable discretion) to commission an updated Appraisal for the underlying Real Property securing any Borrowing Base Asset (which updates shall be in the form of a so called “desktop short-form appraisal”) if the current Appraisal for such Borrowing Base Asset was issued more than 365 days prior to the applicable date of determination of the Loan to Value Ratio, at the Borrowers’ expense.  Any Appraisal received by the Administrative Agent pursuant to this Section 5.12 shall be used to determine the Loan to Value Ratio of the applicable asset.

SECTION 6          NEGATIVE COVENANTS

Each Borrower and the Parent Guarantor hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrowers shall not (and, in respect of the financial condition covenants set forth in Section 6.1 and the covenants set forth in Sections 6.10 and 6.12, the Borrowers and the Parent Guarantor shall not (it being understood that aside from Sections 6.1, 6.10 and 6.12 the covenants below in this Section 6 shall not apply to the Parent Guarantor)), and the Borrowers shall ensure each Subsidiary Guarantor shall not, directly or indirectly:

6.1          Financial Condition Covenants.

(a)           Minimum Debt to Equity. Beginning with the quarter ending June 30, 2017, permit the ratio of (i) the Parent Guarantor’s Total Indebtedness as of the last day of any fiscal quarter of the Parent Guarantor to (ii) the Parent Guarantor’s Shareholder’s Equity as of such date to be greater than 3.50 to 1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 60 days after the last day of the applicable fiscal quarter.

(b)           Minimum Fixed Charge Coverage Ratio.  Beginning with the quarter ending June 30, 2017, permit the ratio of (i) the Parent Guarantor’s EBITDA for any period of four consecutive fiscal quarters of the Parent Guarantor to (ii) the Parent Guarantor’s Fixed Charges during such period to be less than 1.50 to 1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 60 days after the last day of the applicable fiscal quarter.

(c)           Minimum Borrowing Base Interest Charge Coverage Ratio.  At any time there are Revolving Extensions of Credit outstanding, permit the ratio of (i) the Interest Income of the Borrowers and the Subsidiary Guarantors generated by the Borrowing Base Assets for any period of four consecutive fiscal quarters of the Parent Guarantor to (ii) the aggregate Fixed Charges of the Borrowers and the Subsidiary Guarantors for such period to be less than 1.50 to 1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 60 days after the last day of the applicable fiscal quarter. For the purposes of calculating the Loan Parties’ Fixed Charges under this Section 6.1(b), the Maximum Facility Availability shall be considered to be fully drawn.

(d)           Minimum Tangible Net Worth.  Beginning with the quarter ending June 30, 2017, permit the Parent Guarantor’s Tangible Net Worth to fall below the sum of (i) 75% of the Parent Guarantor’s consolidated Tangible Net Worth at the Availability Effective Date plus (ii) 75% of the net cash proceeds of any equity issuance or sale of Capital Stock by the REIT that occurs after the Availability Effective Date, as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 60 days after the last day of the applicable fiscal quarter.

(e)           Minimum Cash Liquidity.  Beginning with the quarter ending June 30, 2017, permit the Parent Guarantor’s Cash Liquidity to be less than the greater of (i) $10,000,000 and (ii) 5% of the Parent Guarantor’s Recourse Indebtedness, as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 60 days after the last day of the applicable fiscal quarter.

6.2          Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)           Guarantees by the Parent Guarantor of Non-Recourse Indebtedness of any of its Subsidiaries;

(c)           Non-Recourse Indebtedness; and

(d)           Indebtedness of between any Loan Party, on the one hand, and any other Loan Party, on the other hand (other than if the Parent Guarantor is the borrower thereunder).

6.3          Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of the Collateral, any Borrowing Base Asset or any Proposed Borrowing Base Asset, whether now owned or hereafter acquired, except for:

(a)           Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that, adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;

(b)           Liens imposed by Requirements of Law such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens arising in the ordinary course of business and which are either (i) paid, bonded or otherwise removed of record within 30 days after any Loan Party receives notice or otherwise obtains actual knowledge of the filing of the same or (ii) or that are being contested in good faith by appropriate proceedings;

(c)           pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)           deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

(f)            Liens in existence on the date hereof listed on Schedule 6.3(f); provided that, no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (other than by the refinancing costs thereof including premiums and make whole payments);

(g)           Liens in favor of the Administrative Agent and the Lenders under the Loan Documents to secure the Obligations;

(h)           Liens securing Non-Recourse Indebtedness; provided that, no such Lien shall be secured by any Borrowing Base Asset or any Collateral; and

(i)            any attachment or judgment Liens not resulting in an Event of Default hereunder.

6.4          Limitation on Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that (a) any Borrower or any Subsidiary Guarantor may Dispose of any or all of the Borrowing Base Assets, subject to satisfaction of the conditions precedent set forth in Section 4.4 and (b) any

Loan Party (other than the Parent Guarantor) may be merged or consolidated with (or liquidated or dissolved into) or into any other Loan Party (other than the Parent Guarantor) (provided that such Loan Party shall be the continuing or surviving entity or, if such Loan Party is not the continuing or surviving entity, the continuing or surviving entity shall become a Loan Party hereunder).

6.5          Dispositions.  Make any Disposition of any Borrowing Base Asset, except for:

(a)           Dispositions of obsolete, uneconomic or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of Property between the Loan Parties (other than to the Parent Guarantor) if the property subject to such Disposition includes any Borrowing Base Asset, then, after giving effect to such Disposition, such property shall continue to be a Borrowing Base Asset; and

(c)           Dispositions of any Borrowing Base Asset so long as, immediately after giving effect to such Disposition, the Borrowers shall be in compliance with the financial condition covenants set forth in Section 6.1 on a pro forma basis.

6.6          Restricted Payments.  Make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except for:

(a)           each Subsidiary of any Borrower may make (and incur any obligation (contingent or otherwise) to declare and/or make) Restricted Payments to any Borrower;

(b)           each Borrower and each Subsidiary Guarantor may make (and incur any obligation (contingent or otherwise) to declare and/or make) any other Restricted Payment of any asset not constituting a Borrowing Base Asset or Collateral;

(c)           each Borrower and each Subsidiary Guarantor may make (and incur any obligation (contingent or otherwise) to declare and/or pay) Restricted Payments to the Parent Guarantor (including, without limitation, Restricted Payments in such amounts necessary to avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code), provided that, any such Restricted Payment may only be made if (i) at the time of such Restricted Payment, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such Restricted Payment, the Borrowers shall be in compliance with the financial condition covenants set forth in Section 6.1 on a pro forma basis; and

(d)           the Borrower and each Subsidiary Guarantor may make (and incur any obligation (contingent or otherwise) to declare and/or pay) Restricted Payments to the Parent Guarantor in such amounts necessary to ensure that the REIT maintains REIT Status (it being understood and agreed that neither the REIT nor the Parent Guarantor shall be required to issue any new equity in order to ensure the same prior to making such Restricted Payments), provided that, such Restricted Payment may only be made if (i) at the time of such Restricted Payment, no Event of Default shall have occurred and be continuing and (ii) after giving effect to such Restricted Payment, the Borrowers shall be in compliance with the financial condition covenants set forth in Section 6.1 on a pro forma basis.

6.7          Investments.  Make any Investments, except Investments in Eligible Assets and Investments between the Loan Parties (other than to the Parent Guarantor).

6.8          Limitation on Modifications of Organizational Documents.  Amend its organizational documents in any manner materially adverse to the interests of the Lenders, taken as a whole (for the avoidance of doubt, other than to comply with the condition to each extension of credit set forth in Section 4.2(e)).

6.9          Use of Proceeds.  Use the proceeds of the Loans, whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

6.10        Limitation on Changes in Fiscal Periods.  Permit the fiscal year of any Borrower or the Parent Guarantor to end on a day other than December 31 or change any Borrower’s or the Parent Guarantor’s method of determining fiscal quarters without providing prior written notice thereof to the Administrative Agent.

6.11        Limitation on Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any of the Collateral, any Borrowing Base Asset or any Proposed Borrowing Base Asset, whether now owned or hereafter acquired, to secure the Obligations or, in the case of the Parent Guarantor or any of the Subsidiary Guarantors, its obligations under the Guarantee Agreement, other than (a) this Agreement and the other Loan Documents, (b) agreements governing Indebtedness permitted pursuant to Section 6.2 and (c) customary single purpose entity limitations contained in organizational documents.

6.12        Limitation on Lines of Business.  Permit any of the Parent Guarantor, any Borrower or any of the Subsidiary Guarantors to enter into any business, either directly or through any Subsidiary, except for those businesses which may lawfully be conducted while maintaining REIT Status.

6.13        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Parent Guarantor, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary Guarantor as would be obtainable by such Borrower or such Subsidiary Guarantor at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) transaction between or among the Loan Parties not prohibited hereunder and (ii) Investments and Restricted Payments not prohibited hereunder.

6.14        Limitation on Modifications to Borrowing Base Assets.  Take any action constituting a consent, amendment, supplement, waiver, release or other modification of any material term of any Borrowing Base Asset, except pursuant to a Permitted Modification.

6.15        REIT Status.  Permit the REIT to fail to meet the requirements for REIT Status (after giving effect to any cure or corrective periods or allowances, including pursuant to Sections 856(c), 857, and 860 of the Code).

6.16        Special Purpose Entity.  Permit any Borrower or any Subsidiary Guarantor (i) to fail to comply with the requirements set forth in the definition of “Special Purpose Entity” (other than, prior to the first instance of completion of the condition to each extension of credit set forth in Section 4.2(e), non-compliance of the limited liability company agreements of each of the Initial Borrower and KREF Mezz with the definition of “Special Purpose Entity” in Section 1.1), (ii) to directly or indirectly make any change, amendment or modification to any of the “Special Purpose Provisions” as defined in and set forth in its organizational documents without the prior written consent of the Required Lenders (other than to comply with the condition to each extension of credit set forth in Section 4.2(e)), or (iii) otherwise take any action which would reasonably be expected to result in any Borrower or any Subsidiary Guarantor not being a Special Purpose Entity.

6.17        NYSE Listing.  Permit the REIT to fail to be listed and traded on the New York Stock Exchange.

6.18        Disclosable Events.  (a)(i) Engage, directly or to the knowledge of any Borrower, indirectly, in dealings or transactions with any party listed on, or any party owned or controlled by any party listed on, the Specially Designated Nationals List or other similar Sanctions-related list or restricted parties; (ii) conduct dealings or transactions with a party, or in any country or territory, that is the subject of Sanctions; (iii) knowingly use income from dealings or transactions with a party that is the subject of Sanctions; or (iv) use the proceeds of the Loans, directly or to the knowledge of any Borrower, indirectly, to conduct, finance, or facilitate any dealings or transactions with any party, or in any country or territory, that at the time of the subject dealing or transaction is the subject of Sanctions, or in any manner that at the time of the subject dealing or transaction would be prohibited by Sanctions or would otherwise cause the Lenders to be in breach of any Sanctions.

(b)           Use any of its assets, or use the proceeds of the Loans, directly or to the knowledge of any Borrower, indirectly, in violation of any Anti-Money Laundering Laws.

(c)           (i) Use the proceeds of the Loans, directly or to the knowledge of any Borrower, indirectly, in violation of any Anti-Corruption Laws; or (ii) fail to comply in all material respects with applicable Anti-Corruption Laws, including any failure to so comply that may result in the forfeiture of the proceeds of the Loans or a claim of forfeiture of the proceeds of the Loans.

SECTION 7          EVENTS OF DEFAULT

7.1          Events of Default.  If any of the following events shall occur and be continuing:

(a)           the Borrowers shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)           any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (other than the representations and warranties set forth in Annex B or in an Exception Report delivered to the Administrative Agent in accordance with this Agreement), in any Borrowing Base Certificate, or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished, and such breach is not remedied within ten Business Days; or

(c)           any Loan Party shall default in the observance or performance of any agreement contained in (x) Section 5.1(b) and such default shall continue unremedied for fifteen (15) days or (y) in Section 5.4(a) (with respect to the Parent Guarantor and the Borrowers only), Section 5.7(a), Section 5.9 or Section 6, and such default shall continue unremedied for a period of five (5) Business Days; or

(d)           any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days; provided, that solely with respect to the delivery deadlines set forth in Section 5.1 or Sections 5.2(a) or 5.2(b), such thirty (30) day period shall not commence, and no “Default” shall have occurred, until the second Business Day after the Administrative Agent notifies the Borrower Representative of a failure to meet any such deadline; or

(e)           any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) or any Hedge Recourse Indebtedness on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness or any Hedge Recourse Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Hedge Recourse Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Hedge Recourse Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness or Hedge Recourse Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required and subject to any cure or grace periods, such Indebtedness or Hedge Recourse Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that, a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or Hedge Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of which exceeds in the aggregate, (x) with respect to the Parent Guarantor, $25,000,000, and (y) with respect to any Borrower and any Subsidiary Guarantor, $1,000,000; or

(f)            an Act of Insolvency shall have occurred with respect to any Loan Party; or

(g)           (i) any Borrower shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to a Plan shall occur or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, or (v) any Borrower or any Commonly Controlled Entity shall incur, any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(h)           one or more judgments or decrees shall be entered against any Loan Party involving for the Loan Parties taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of (x) with respect to the Parent Guarantor $25,000,000 or more, and (y) with respect to any Borrower or any Subsidiary Guarantor, $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)            the Pledge Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by the Pledge Agreement shall cease to be enforceable (other than due to the actions or omissions by the Administrative Agent or any Lender) and of the same effect and priority purported to be created thereby; or

(j)            the guarantee contained in Section 2 of the Guarantee Agreement shall cease, for any reason, to be in full force and effect (other than due to express release thereof pursuant to Section 9.15 of this Agreement or Section 2 of the Guarantee Agreement) or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k)           any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to any Borrower, the Revolving Credit Commitments shall immediately and automatically terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately and automatically become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Representative declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Representative, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

SECTION 8          THE ADMINISTRATIVE AGENT

8.1          Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2          Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3          Exculpatory Provisions.  (a)  Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

(b)           The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

8.4          Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 9.6 and all actions required by such Section in connection with such transfer shall have been taken.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders, Required Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders, Required Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5          Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders,

Required Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6          Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither any of the Administrative Agent nor any of its Related Parties have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its Related Parties.

8.7          Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Revolving Credit Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Credit Percentages immediately prior to such date), for, and to save the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

8.8          Administrative Agent in Its Individual Capacity.  The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent.  With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

8.9          Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and the Borrower Representative. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.1(a) or 7.1(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Borrower Representative (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans; provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution.  If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After the Administrative Agent’s resignation as Administrative Agent, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10        Authorization to Release Liens and Guarantees.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of guarantee obligations contemplated by Section 9.15 of this Agreement or Section 2 of the Guarantee Agreement.

8.11        The Arranger.  The Arranger, in its capacity as such, shall have no duties or responsibilities, nor shall the Arranger incur any liability, under this Agreement and the other Loan Documents.

8.12        No Duty to Disclose.  The Administrative Agent, the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates.

8.13        Waiver.  To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9          MISCELLANEOUS

9.1          Amendments and Waivers.  Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, restated, supplemented or modified except in accordance with the provisions of this Section 9.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)            forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement (which amendment or modification shall be effective with the consent of the Required Lenders) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Revolving Credit Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(ii)           amend, modify or waive any provision of this Section, reduce any percentage specified in the definition of “Required Lenders”, increase any percentage specified in the definition of “Borrowing Base” or “Adjusted Borrowing Base”, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release each Guarantor from its guarantee obligations under the Guarantee Agreement, in each case without the consent of all of the Lenders;

(iii)          amend, modify or waive any provision of Section 8, or any other provision affecting the rights, duties or obligations of the Administrative Agent, without the consent of the Administrative Agent;

(iv)          amend, modify or waive any provision of Section 2.14 without the consent of each Lender directly affected thereby; or

(v)           impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 9.6 without the consent of each Lender directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission or electronic communication shall be effective as delivery of a manually executed counterpart thereof.

9.2          Notices.  (a)  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic mail, when received, addressed (i) in the case of the Borrower Representative and the Administrative Agent, as follows, (ii) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Assumption, in such Assignment and Assumption or (iii) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

Borrower Representative:                                                      KREF Holdings X LLC

c/o KKR Real Estate Finance Holdings L.P.

9 West 57th Street, Suite 4200

New York, NY 10019
Attention:          Patrick Mattson

Telephone:        +# ###.###.####

Email:  #######.#######@kkr.com

and to:                                                                                                                                                         Gibson, Dunn & Crutcher LLP
200 Park Avenue

New York, NY 10166-0193
Attention:          Janet Vance
Telephone:        +# ###.###.####

Email:                ######@gibsondunn.com

Administrative Agent:                                                                         Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Attention:          Tara M. Chick
Telephone:        +# ### ### ####

Email:                ####.#####@barclays.com

provided that, any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

(b)           Without limiting Section 9.2(a), notices and other communications to the Administrative Agent, the Borrower Representative or the Lenders hereunder may be delivered or furnished by any other electronic communications pursuant to procedures mutually approved by the Administrative Agent and the Borrower Representative.

9.3          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4          Survival of Representations and Warranties.  All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

9.5          Payment of Expenses.  The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses actually incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of a single external counsel to the Administrative Agent (and solely in the case of a conflict of interest, one additional external counsel in each relevant material jurisdiction to each affected group similarly situated taken as a whole) and the charges of the Platform, (b) to pay or reimburse each Lender and the Administrative Agent for all their reasonable out-of-pocket costs and expenses actually incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of external counsel to each Lender and of external counsel to the Administrative Agent, and (c) to pay, indemnify or reimburse each Lender, the Administrative Agent, their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any commitment letter or fee letter in connection therewith, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds thereof or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided that, the Borrowers shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Revolving Credit Commitments.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrowers agree not to assert and to cause their Subsidiaries not to assert, and hereby waive and agree to cause their Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  All amounts due under this Section shall be payable not later than 30 days after written demand therefor.  Statements payable by the Borrowers pursuant to this Section shall be submitted to the address of the Borrower Representative set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower Representative in a notice to the Administrative Agent.  The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.  For the avoidance of doubt, this Section 9.5 shall not apply to Taxes, except any Taxes that represent losses or damages arising from any non-Tax claim.

9.6          Successors and Assigns.

(a)           Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (c) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it) to an Eligible Assignee; provided that, any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 and whole increments of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 paid by the assignee or assignor lender; provided that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon).  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.18 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of all the Lenders under Section 9.1 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16 (it being understood that the documentation required under Section 2.16 shall be delivered to the participating Lender)) and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that, such Participant (A) agrees to be subject to the provisions of Sections 2.19 and 2.20 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower Representative’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.20 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 9.7(a) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The Participant Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such

Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            Disqualified Institutions.  (i)  No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower Representative has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).  Any assignment or participation to a Disqualified Institution without the Borrower Representative’s consent shall be null and void.

(ii)           Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Debtor Relief Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Debtor Relief Plan, (2) if such Disqualified Institution does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iii)          The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time on the Platform and/or provide such list to each Lender requesting the same.

9.7          Adjustments; Set-off.  (a)  Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a

“Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

(b)           Subject to Sections 9.7(c) and (d), in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to the Borrowers, any such notice being expressly waived by the Borrower Representative to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers, as the case may be.  Each Lender agrees promptly to notify the Borrower Representative and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c)           Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of any Borrower or any other Loan Party could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Obligations.  Each Lender hereby agrees not to charge or offset any amount owed to it by a Borrower against any of the accounts, property or assets of such Borrower or any other Loan Party held by such Lender without the prior written approval of the Required Lenders.

(d)           In the event that any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders.

9.8          Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

9.9          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10        Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11        Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12        Submission To Jurisdiction; Waivers.  The Borrowers hereby irrevocably and unconditionally:

(a)           submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower Representative at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

For avoidance of doubt, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

9.13        Acknowledgements.  The Borrowers hereby acknowledges that:

(a)           it has been advised by and consulted with its own legal, accounting, regulatory and tax advisors (to the extent it deemed appropriate) in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           none of the Arranger, the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Administrative Agent and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)           it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and

(d)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Administrative Agent and the Lenders or among the Borrowers and the Lenders.

9.14        Confidentiality.  Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Arranger, the Administrative Agent, any other Lender or any Affiliate of any thereof, (b) to any Participant or Eligible Assignee (each, a “Transferee”) or prospective Transferee, other than a Disqualified Institution, that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

9.15        Release of Guarantee Obligations.  Notwithstanding anything to the contrary contained herein or any other Loan Document, when (a) all Obligations have been paid in full and all Revolving Credit Commitments have terminated or expired or (b) upon the satisfaction of the release conditions set forth in the Guarantee Agreement, in each case, upon request of the Borrower Representative, the Administrative Agent shall take all such actions as shall be required or appropriate to release the applicable guarantee obligations under any Loan Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

9.16        Accounting Changes.  In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.  “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC.

9.17        Waivers of Jury Trial.  THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.18        Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 10
CO-BORROWER ARRANGEMENTS AND BORROWER REPRESENTATIVE

10.1        Addition of Co-Borrowers.  From time to time on or after the Closing Date, the Initial Borrower may designate one or more Subsidiaries of the Parent Guarantor as a “Co-Borrower” with respect to borrowings under this Agreement; provided that such designated Subsidiary of the Parent Guarantor shall not become a Co-Borrower hereunder unless and until each of the following conditions has been satisfied:

(a)           the Administrative Agent and the Lenders shall have received all documentation and other information that the Administrative Agent reasonably determines to be required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and such documentation and information (including the jurisdiction of organization of the proposed Co-Borrower) shall be reasonably satisfactory to the Lenders from legal and operational perspectives;

(b)           such Co-Borrower shall be organized under the laws of the United States, any state within the United States or the District of Columbia or any other jurisdiction approved by the Administrative Agent in its reasonable discretion;

(c)           the Administrative Agent shall have received a duly executed Co-Borrower Joinder; and

(d)           the Administrative Agent shall have received the deliverables required pursuant to Sections 4.3(c)(B)(x), (C), (D), (E), (F) and (G), as applied to such Co-Borrower.

10.2        Status of Co-Borrowers.

(a)           Once the conditions set forth in Section 10.1 have been satisfied with respect to a Subsidiary, such Subsidiary shall be a “Borrower” and a “Co-Borrower” under this

Agreement and will have the right to directly request borrowings in accordance with Section 2 hereof until the earlier to occur of the Revolving Credit Termination Date or the date on which such Co-Borrower terminates its obligations under this Agreement in accordance with Section 10.3.

(b)           Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Loan and the other Obligations hereunder. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.  If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligation.

10.3        Resignation of Co-Borrowers. So long as such Co-Borrower or its Subsidiary Guarantors does not own any Borrowing Base Assets, subject to release under Section 4.4, a Co-Borrower may elect to terminate its eligibility to request borrowings and to cease to be a Co-Borrower hereunder upon the occurrence of, and such resignation shall become effective upon delivery to the Administrative Agent of a notice of resignation in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that such resignation shall not have any impact on such Person’s obligations as a Subsidiary Guarantor and such obligations shall continue to be effective in accordance with the Guarantee Agreement and the other provisions and undertakings in this Agreement related thereto.

10.4        Appointment of Borrower Representative; Nature of Relationship.  (a) The Initial Borrower is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.

(b)           The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Section 10.  Additionally, each Borrower hereby appoints the Borrower Representative as its agent to receive and direct all of the proceeds of the Loans, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower.  None of the Lenders or their respective officers, directors, agents or employees shall be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 10.4.

10.5        Powers.  The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

10.6        Employment of Agents.  The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through its Responsible Officers.

10.7        Execution of Loan Documents.  Each Borrower hereby empowers and authorizes the Borrower Representative, on behalf of each Borrower, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents.  Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon each of the Borrowers.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

KREF HOLDINGS X LLC,
as a Borrower and the Borrower Representative

By:	/s/ William Miller
	Name:	William Miller
	Title:	Chief Financial Officer and Treasurer

KKR REAL ESTATE FINANCE HOLDINGS L.P.,
as the Parent Guarantor

By:	KKR REAL ESTATE FINANCE TRUST INC.,
as General Partner

By:	/s/ William Miller
	Name:	William Miller
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC,
as Administrative Agent, Arranger and Lender

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

[Signature Page to Credit Agreement]

Annex A

Commitments

Lender	Revolving Credit Commitment
BARCLAYS BANK PLC	$75,000,000
Total Commitments	$75,000,000

Annex A

Annex B

Representations and Warranties Regarding Borrowing Base Assets

Attached.

Schedule 3.4

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None.

Schedule 3.18

FILING OFFICES

Parent Guarantor	Delaware

Initial Borrower	Delaware

Schedule 4.3(a)

BUSINESS AND LEGAL MATERIALS REQUIRED FOR THE ADDITION OF A
BORROWING BASE ASSET (AS APPLICABLE)

Commercial Mortgage Loan; Senior or Pari Passu Co-Lender Interest or Participation in a Commercial Mortgage Loan; Mezzanine Loan or Preferred Stock:

1.              Investment Committee Memorandum

2.              Appraisal of Real Property

3.              Phase I

4.              Senior Loan Agreement

5.              Senior Loan Note

6.              Property Condition Report

7.              Title Report

8.              Survey

9.              Zoning Report

10.       Loan Mortgage

11.       Exception Report

12.       Mortgage Borrower Certificate of Formation

13.       Mezzanine Borrower Certificate of Formation

14.       Consolidated Lien Searches Report

15.       Mezzanine Loan Agreement

16.       Mezzanine Loan Note

17.       Engineering Report

18.       Title Policy

19.       All other Borrowing Base Asset Documents

Securities:

1.              Evidence of Ownership

2.              Evidence of Rating

3.              Description of the Security

4.              Evidence of the Amount Invested in the Security

5.              The applicable borrower’s Marked-to-Market Value

6.              The CUSIP Number of the Security

Schedule 6.2

[INTENTIONALLY DELETED]

Schedule 6.3(f)

EXISTING LIENS

None.

EXHIBIT A-1

FORM OF GUARANTEE AGREEMENT

Attached.

EXHIBIT A-2

FORM OF PLEDGE AGREEMENT

Attached.

EXECUTION VERSION

PLEDGE AGREEMENT

made by

THE PLEDGORS NAMED HEREIN,
as Pledgors

in favor of

BARCLAYS BANK PLC,
as Administrative Agent

Dated as of May 4, 2017

i

7.2	Notices	12

7.3	No Waiver by Course of Conduct; Cumulative Remedies	12

7.4	Enforcement Expenses; Indemnification	13

7.5	Successors and Assigns	13

7.6	Set-Off	13

7.7	Counterparts	14

7.8	Severability	14

7.9	Section Headings	14

7.10	Integration	14

7.11	GOVERNING LAW	14

7.12	Submission To Jurisdiction; Waivers	14

7.13	Acknowledgments	15

7.14	Releases	15

7.15	Additional Pledgors	16

7.16	WAIVER OF JURY TRIAL	16

ii

Schedules

Schedule 1	Notice Addresses of Pledgors
Schedule 2	Description of Pledged Stock
Schedule 3	Filings and Other Actions Required to Perfect Security Interest
Schedule 4	Jurisdiction of Organization, Identification Number and Location of Chief Executive Office

Exhibits

Exhibit A	Pledge Agreement Joinder

Annexes

Annex I	Acknowledgment and Consent

iii

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of May 4, 2017, made KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (“Parent Guarantor”), KREF HOLDINGS X LLC, a Delaware limited liability company (“KREF X”) and any Additional Pledgors from time to time party hereto (as defined in Section 7.15) (the Parent Guarantor, KREF X and the Additional Pledgors being, collectively, the “Pledgors” and, individually, each a “Pledgor”) in favor of BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF X, any co-borrowers from time to time party thereto (together with KREF X, collectively, the “Borrowers” and, individually, each a “Borrower”), the Parent Guarantor, the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Pledgors will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Pledgors shall have executed and delivered this Agreement to the Administrative Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, the Pledgors hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1

DEFINED TERMS

1.1                               Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Instruments and Supporting Obligations.

(b)         The following terms shall have the following meanings:

“Agreement”:  this Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to the Obligations (as defined in the Credit Agreement) of all Borrowers.

“Collateral”:  as defined in Section 2.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 5.2.

“Guarantee Agreement”:  the Guarantee Agreement, dated as of May 4, 2017, by the Guarantors in favor of the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guarantors”:  Parent Guarantor, KREF Mezz and each other additional guarantor from time to time party to the Guarantee Agreement.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with the Guarantee Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of the Guarantee Agreement or any other Loan Document).

“Issuers”:  (i) KREF X, (ii) KREF Mezz, (iii) KREF Securities Holdings, LLC, a Delaware limited liability company, (iv) KREF Securities Holdings II, LLC, a Delaware limited liability company and (v) each other Subsidiary of the Parent Guarantor from time to time listed as an “Issuer” on Schedule 2 hereto.

“KREF Mezz”:  KREF Mezz Holdings LLC, a Delaware limited liability company.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  the Borrower Obligations and the Guarantor Obligations.

“Pledged Stock”:  the shares of Capital Stock of each Issuer listed on Schedule 2, and together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of each Issuer that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect (to the extent required to be pledged in accordance with Section 4.3(c) of the Credit Agreement).

2

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC in effect on the date hereof and, in any event, including, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Secured Parties”:  the collective reference to the Administrative Agent and the Lenders.

“Securities Act”:  the Securities Act of 1933, as amended.

1.2                               Other Definitional Provisions.  (c)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(d)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to a Pledgor’s Collateral or the relevant part thereof.

(f)           The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement.

SECTION 2

GRANT OF SECURITY INTEREST

Each Pledgor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)                                 the Pledged Stock;

(b)                                 all books and records pertaining to the Collateral; and

(c)                                  to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

3

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Pledgor hereby represents and warrants to the Administrative Agent and each Lender that:

3.1                               Representations in Credit Agreement.  The representations and warranties set forth in Section 3 of the Credit Agreement as they relate to any Pledgor or to the Loan Documents to which any Pledgor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrowers’ knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Pledgor’s knowledge.

3.2                               Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, the Pledgors own each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

3.3                               Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable against each applicable Pledgor in accordance with the terms hereof against all creditors of any Pledgor and any Persons purporting to purchase any Collateral from any Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

3.4                               Jurisdiction of Organization; Chief Executive Office.  On the date hereof, each Pledgor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of each Pledgor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4 (as such schedule may be amended from time to time).  Each Pledgor has furnished to the Administrative Agent a certified charter, certificate of formation or other organization document and good standing certificate as of a date which is recent to the date hereof.

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3.5                               Pledged Stock.  (a) The shares of Pledged Stock pledged by any Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of such Issuer.

(b)         All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)          Each Pledgor is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

SECTION 4

COVENANTS

Each Pledgor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Revolving Credit Commitments shall have terminated:

4.1                               Payment of Obligations.  Each Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Pledgor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

4.2                               Maintenance of Perfected Security Interest; Further Documentation.  (a)                                          Each Pledgor shall maintain the security interest created by this Agreement on the Collateral as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)         Each Pledgor will furnish to the Administrative Agent and the Lenders from time to time such reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)          At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of any Pledgor, such Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security

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interests created hereby and (ii) taking any actions with respect to physical possession of the Pledged Stock necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

4.3                               Changes in Name, etc.  Each Pledgor will not, except upon five (5) Business Days’ (or such shorter period if requested in writing by the Borrower Representative to the Administrative Agent and reasonably consented to by the Administrative Agent) prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(a)                                 change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.4; or

(b)                                 change its name.

4.4                               Notices.  Each Pledgor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a)                                 any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially and adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby.

4.5                               Pledged Stock.  (a)                                            If any Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of such Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock, or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of such Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent

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to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

(c)          Without the prior written consent of the Administrative Agent, the Pledgors will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, unless such securities are delivered to the Administrative Agent, concurrently with the issuance thereof, to be held by the Administrative Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of any Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

SECTION 5

REMEDIAL PROVISIONS

5.1                               Pledged Stock.  (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given prior written notice to any Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.1(b), such Pledgor shall be permitted to receive all dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Stock, in each case paid in the normal course of business of any Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other ownership rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would be expected to materially and adversely impair the Collateral owned by such Pledgor or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)         If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to any Pledgor, (i) the Administrative Agent shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in the order set forth in Section 5.3, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation,

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reorganization, recapitalization or other fundamental change in the corporate structure of such Issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)          Each Pledgor hereby authorizes and instructs each Issuer to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that such Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, during the continuance of an Event of Default pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.

5.2                               Proceeds to be Turned Over To Administrative Agent.  If an Event of Default shall occur and be continuing, all Proceeds received by each Pledgor consisting of cash, checks and Instruments shall be held by such Pledgor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Administrative Agent in the exact form received by such Pledgor (duly endorsed by such Pledgor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by each Pledgor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

5.3                               Application of Proceeds.  If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent required to be paid by the Loan Parties under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

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Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Revolving Credit Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

5.4                               Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, if an Event of Default shall occur and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses (other than the defense of payment or performance of the discharge of Obligations), advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released.  Each Pledgor further agrees, at the Administrative Agent’s reasonable request, if an Event of Default has occurred and is continuing, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4 with respect to any Pledgor’s Collateral, after deducting all reasonable out-of-pocket costs and expenses incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Pledgor or in any way relating to the Collateral of such Pledgor or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel, to the payment in whole or in part of the Obligations of such Pledgor, in the order specified in Section 5.3, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to such Pledgor.  To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

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5.5                               Private Sales.  (a)  Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner so long as such private sale was conducted in accordance with the applicable requirements for a private sale under the New York UCC.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)                                 Each Pledgor agrees to reasonably cooperate to the extent necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Pledgor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

SECTION 6

THE ADMINISTRATIVE AGENT

6.1                               Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a)                                  Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

(b)                                 in the name of such Pledgor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

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(c)                                  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(d)                                 execute, in connection with any sale provided for in Section 5.4 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(e)                                  (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

The power of attorney provided for in this Section 6.1(a) is a power coupled with an interest.  Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(f)                                   If any Pledgor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(g)                                  Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance with the terms and conditions of this Agreement. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2                               Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account.  Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors,

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employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.  The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to such Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3                               Execution of Financing Statements.  Pursuant to any applicable law, each Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Each Pledgor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

6.4                               Authority of Administrative Agent.  Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and such Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7

MISCELLANEOUS

7.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

7.2                               Notices.  All notices, requests and demands to or upon the Administrative Agent or each Pledgor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Pledgor shall be addressed to such Pledgor at its notice address set forth on Schedule 1.

7.3                               No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument

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pursuant to Section 7.1), delay, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4                               Enforcement Expenses; Indemnification.  (a) Each Pledgor agrees to pay, or reimburse each Secured Party and the Administrative Agent for, all its reasonable out-of-pocket costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Pledgor is a party, including, without limitation, the reasonable fees and disbursements of outside counsel to each Secured Party and of outside counsel to the Administrative Agent to the extent any Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

(b)                                 Each Pledgor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent any Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

(c)                                  Each Pledgor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

(d)                                 The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

7.5                               Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that a Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

7.6                               Set-Off.  Each Pledgor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default pursuant to Section 7 of the Credit Agreement shall have occurred and be continuing, without notice to such Pledgor, any such notice being expressly waived by such Pledgor, to set-off and appropriate and

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apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Pledgor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Pledgor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Pledgor, in any currency, arising hereunder as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Secured Party shall notify such Pledgor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.

7.7                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9                               Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10                        Integration.  This Agreement and the other Loan Documents represent the agreement of each Pledgor, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

7.11                        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12                        Submission To Jurisdiction; Waivers.  Each Pledgor hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and

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enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each Pledgor at its address referred to in Section 7.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

For avoidance of doubt, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against each Pledgor or its properties in the courts of any jurisdiction.

7.13                        Acknowledgments.  Each Pledgor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to each Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between such Pledgor, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among such Pledgor and the Secured Parties.

7.14                        Releases.  (a) At such time as the Loans and the other Obligations shall have been paid in full and the Revolving Credit Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Pledgor hereunder shall terminate, all without delivery of any additional instrument or performance of any act by any party, and all rights to the Collateral shall revert to each Pledgor.  At the request and sole expense of any Pledgor following any such termination, the

15

Administrative Agent shall deliver to such Pledgor any Collateral held by the Administrative Agent hereunder, authorize such Pledgor to file or record terminations of any and all financing statements and other recorded documents or instruments filed or recorded pursuant to this Agreement, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.  Without limiting the foregoing, if any Person constituting an Issuer hereunder at any time does not own any Borrowing Base Assets, then upon the prior written notice from the Borrower Representative to the Administrative Agent, such Person shall cease to constitute an Issuer for all purposes of this Agreement, its Capital Stock shall cease to constitute Pledged Stock for all purposes of this Agreement and the Pledgor in respect of such Person shall have no further liability hereunder with respect to such Person for matters accruing from and after the date of such release.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

7.15                        Additional Pledgors.  Each Subsidiary of a Loan Party required to become a Loan Party pursuant to and in accordance with Section 4.3(c) of the Credit Agreement, shall within the time periods specified in Section 4.3(c) of the Credit Agreement, execute an instrument in the form of Exhibit A.  Upon the execution and delivery by the Administrative Agent and any Subsidiary of a Loan Party of an instrument in the form of Exhibit A in accordance with Section 4.3(c) of the Credit Agreement, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if such Subsidiary was originally names as a Pledgor herein.  The execution and delivery of any instrument shall not require the consent of any other Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to the Pledge Agreement.

7.16                        WAIVER OF JURY TRIAL.  EACH PLEDGOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

16

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

KKR REAL ESTATE FINANCE HOLDINGS L.P., as Pledgor

By:	KKR REAL ESTATE FINANCE TRUST INC., as General Partner

By:
Name:
Title:

KREF HOLDINGS X LLC, as Pledgor

By:
Name:
Title:

[Signature Page to Pledge Agreement]

BARCLAYS BANK PLC,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Pledge Agreement]

Schedule 1

NOTICE ADDRESSES OF PLEDGORS

Pledgors:                                                                                                                                               KKR Real Estate Finance Holdings L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention:                             Patrick Mattson

Telephone:                       (###) ###-####

Email:   #######.#######@kkr.com

KREF Holdings X LLC

c/o KKR Real Estate Finance Holdings L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention:                             Patrick Mattson

Telephone:                       (###) ###-####

Email:   #######.#######@kkr.com

with a copy to:                                                                                                               Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Attention:                             Janet Vance

Telecopy:                              +# ###-###-####

Telephone:                       +# ###-###-####

Email:  ######@gibsondunn.com

Schedule 2

DESCRIPTION OF PLEDGED STOCK

Pledged Stock:

Pledgor	Issuer	Class of Stock	Stock Certificate No.	Percentage Interest
KKR Real Estate Finance Holdings L.P.	KREF Holdings X LLC	Limited Liability Company Interest	Uncertificated	100%
KKR Real Estate Finance Holdings L.P.	KREF Securities Holdings, LLC	Limited Liability Company Interest	Uncertificated	100%
KKR Real Estate Finance Holdings L.P.	KREF Securities Holdings II, LLC	Limited Liability Company Interest	Uncertificated	100%
KREF Holdings X LLC	KREF Mezz Holdings LLC	Limited Liability Company Interest	Uncertificated	100%

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

KKR Real Estate Finance Holdings L.P. — Delaware

KREF Holdings X LLC — Delaware

Delivery of certificated Pledged Stock to the Administrative Agent

Schedule 4

JURISDICTION OF ORGANIZATION, IDENTIFICATION NUMBER AND
LOCATION OF CHIEF EXECUTIVE OFFICE

Pledgor	Jurisdiction of Organization	Identification Number	Location of Chief Executive Office

KKR Real Estate Finance Holdings L.P.	Delaware	5614778	9 West 57th Street, Suite 4200 New York, NY 10019

KREF Holdings X LLC	Delaware	6334711	9 West 57th Street, Suite 4200 New York, NY 10019

Exhibit A

[FORM OF] PLEDGE AGREEMENT JOINDER

This PLEDGE AGREEMENT JOINDER, dated as of             ,     , is delivered pursuant to Section 7.15 of the Pledge Agreement, dated as of May 4, 2017, by KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership, KREF HOLDINGS X LLC, a Delaware limited liability company, the undersigned Pledgor and the other Persons from time to time party thereto as Pledgors in favor of BARCLAYS BANK PLC, as Administrative Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”).  Capitalized terms used herein without definition are used as defined in the Pledge Agreement.

By executing and delivering this Pledge Agreement Joinder, the undersigned, as provided in Section 7.15 of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named as a Pledgor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due in cash in accordance with the terms of the Credit Agreement (whether at stated maturity, by acceleration or otherwise) of the Obligations of the undersigned, hereby pledges to Administrative Agent for the benefit of the Secured Parties, and grants to Administrative Agent for the benefit of the Secured Parties a Lien on and valid and continuing security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Pledgor thereunder.  The undersigned hereby agrees to be bound as a Pledgor for the purposes of the Pledge Agreement.

By acknowledging and agreeing to this Pledge Agreement Joinder, the undersigned hereby agree that this Pledge Agreement Joinder may be attached to the Pledge Agreement and that the Pledged Stock listed on Annex 1-A to this Pledge Agreement Joinder shall be and become part of the Collateral referred to in the Pledge Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Pledge Agreement applicable to it is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on and as of such date.

This Pledge Agreement Joinder and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.  The terms and provisions of Sections 9.11 (Governing Law); 9.12 (Submission to Jurisdiction; Waivers) and 9.17 (WAIVERS OF JURY TRIAL) of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Pledge Agreement Joinder mutatis mutandis as if fully set forth herein.

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement Joinder to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Annex 1-A

Pledgor	Issuer	Class of Stock	Stock Certificate No.	Percentage Interest

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH PLEDGOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

BARCLAYS BANK PLC
as Administrative Agent

By:
Name:
Title:

Annex I

to

Pledge Agreement

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of May 4, 2017 (the “Agreement”), made by the Pledgors thereto for the benefit of BARCLAYS BANK PLC, as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.                                      The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                      The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.5(a) of the Agreement.

3.                                      The terms of Sections 4.5, 5.1(a) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it, or prohibited, pursuant to Section 4.5, 5.1(a) and 5.5 of the Agreement.

[ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Email:

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE(1)

[     , 20  ]

This Compliance Certificate is delivered pursuant to [clause (iii)(y) of the definition of “Availability Effective Date” in Section 1.1][Section 4.1(b)][Section 5.2(b)(ii)] of the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned (in his capacity as a Responsible Officer of the general partner of the Parent Guarantor and not in any personal capacity) hereby certifies to the Administrative Agent and the Lenders as follows:

1.                                      I am the duly elected, qualified and acting Chief Financial Officer and Treasurer of the general partner of the Parent Guarantor.

2.                                      I have reviewed and am familiar with the contents of this Certificate.

3.                                      I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the [Initial Borrower][Borrowers] during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

4.                                      Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 6.1 of the Credit Agreement.

5.                                      Since the Closing Date through the date hereof:

(a)                                 No Loan Party has changed its name, identity or corporate structure; and

(1)         The attachments to this Exhibit B shall be updated as necessary to reflect any amendment, restatement, extension, supplement or other modification to the Credit Agreement.  Notwithstanding the foregoing, in the event of any discrepancy between the attachments to this Exhibit B and the corresponding terms of the Credit Agreement, the corresponding terms of the Credit Agreement shall replace such attachment mutatis mutandis.

(b)                                 No Loan Party has changed its jurisdiction of organization or the location of its chief executive office or its sole place of business or principal residence;

except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the applicable Loan Party(ies) [has][have] delivered to the Administrative Agent all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 4.2 of the Pledge Agreement, (ii) any of the foregoing described in Attachment 3 hereto in respect of which the applicable Loan Party(ies) [is][are] delivering to the Administrative Agent herewith all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 4.2 of the Pledge Agreement and (iii) any of the foregoing which is not required pursuant to the Credit Agreement.

6.                                      Since the Closing Date, no Subsidiary of the Parent Guarantor which is the owner of a Borrowing Base Asset has failed to comply with Section 4.3(c) of the Credit Agreement, except to the extent described in Attachment 3 hereto in respect of which the applicable Loan Party(ies) [is][are] concurrently herewith taking all actions required by Section 4.3(c) of the Credit Agreement with respect thereto.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

PARENT GUARANTOR

KKR REAL ESTATE FINANCE HOLDINGS L.P., as Pledgor

By:	KKR REAL ESTATE FINANCE TRUST INC.,
as General Partner

By:
Name:
Title:

[Signature Page to Compliance Certificate]

Attachment 1 to Compliance Certificate

Financial Statements

[Attach Financial Statements]

Attachment 2 to Compliance Certificate

The information described herein is as of                                    , 201    , and pertains to the period from                          , 201      to                                    , 201     .

[Set forth Covenant Calculations]

Attachment 3 to Compliance Certificate

Disclosure of Events Pursuant to Section 4.2 of Pledge Agreement

and Section 4.3(c) of the Credit Agreement

EXHIBIT C

FORM OF CLOSING CERTIFICATE

This Closing Certificate is delivered pursuant to Section 4.1(j) of the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto pursuant to Section 10.1 of the Credit Agreement (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P. (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned, the Chief Financial Officer and Treasurer of the general partner of the Parent Guarantor(2)  (in his capacity as such and not in any personal capacity), hereby certifies to the Arranger, the Administrative Agent and the Lenders as follows:

1.             The representations and warranties of each Borrower and the Parent Guarantor set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of each Borrower and the Parent Guarantor pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.             The undersigned is the duly elected, qualified and acting Chief Financial Officer and Treasurer of the general partner of the Parent Guarantor and the signature set forth for such officer below is such officer’s true and genuine signature.

3.             No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.

4.             The conditions precedent set forth in Section 4.1 of the Credit Agreement were satisfied as of the Closing Date.

(2)  NTD: To be reflected in Section 4.1(j) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed the Closing Certificate as of the date set forth below.

PARENT GUARANTOR

KKR REAL ESTATE FINANCE HOLDINGS L.P., as Pledgor

By:	KKR REAL ESTATE FINANCE TRUST INC.,
as General Partner

By:
Name:
Title:

Dated:                                   May   , 2017

[Signature Page to Closing Certificate]

EXHIBIT D

FORM OF BRING DOWN CERTIFICATE

[              , 20    ]

This Bring Down Certificate is delivered pursuant to the definition of “Availability Effective Date” in Section 1.1 of the Credit Agreement, dated as of [•], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned (in his capacity as a Responsible Officer of the general partner of the Parent Guarantor and not in any personal capacity) hereby certifies to the Administrative Agent and the Lenders as follows:

1.             I am the duly elected, qualified and acting Chief Financial Officer and Treasurer of the general partner of the Parent Guarantor.

2.             The conditions precedent set forth in Section 4.1 of the Credit Agreement were satisfied on the Closing Date.

3.             The REIT has consummated a successful initial public offering of its Capital Stock with minimum proceeds of $175,000,000.

4.             The representations and warranties of the each Borrower and the Parent Guarantor set forth in each of the Loan Documents to which each Borrower and the Parent Guarantor, respectively, are a party or which are contained in any certificate furnished by or on behalf of any Borrower or the Parent Guarantor pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

5.             No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof.

6.             The Projections and Financial Statements provided to the Lenders on the Closing Date have not been amended, updated, supplemented or otherwise modified.

7.             All governmental and third party approvals necessary in connection with the continuing operations of the Loan Parties and the transactions contemplated by the Credit Agreement have been obtained and are in full force and effect, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated by the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Bring Down Certificate as of the date first written above.

PARENT GUARANTOR

KKR REAL ESTATE FINANCE HOLDINGS L.P., as Pledgor

By:	KKR REAL ESTATE FINANCE TRUST INC.,
as General Partner

By:
Name:
Title:

[Signature Page to Bring Down Certificate]

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (“Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                      Assignor:

2.                                      Assignee:

Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.                                      Borrowers:  KREF HOLDINGS X LLC and the co-borrowers from time to time party to the Credit Agreement

4.                                      Administrative Agent:  BARCLAYS BANK PLC, as Administrative Agent under the Credit Agreement.

5.                                      Credit Agreement:                                             The $75,000,000 Credit Agreement dated as of May 4, 2017 among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P. (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.

6.                                      Assigned Interest:

Assignor	Assignee	Aggregate Amount of all Revolving Credit Commitments/Loans for all Lenders(3)	Amount of Revolving Credit Commitment/ Loans Assigned(8)	Percentage Assigned of Revolving Credit Commitment/ Loans(4)		CUSIP Number
		$	$		%
		$	$		%

[7.                                  Trade Date:                                                                                                           ](5)

(3)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(5)  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                     , 201      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Signature Page to Assignment and Assumption]

[Consented to:

BARCLAYS BANK PLC, as

Administrative Agent

By
Title:

Consented to:

KREF HOLDINGS X LLC

By
Title:](6)

(6)  To be inserted if the assignment is to a party other than any Lender, or an Approved Fund or Affiliate of a Lender, and with respect to the Borrowers, so long as no Event of Default has occurred and is continuing.

[Signature Page to Assignment and Assumption]

ANNEX 1

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby [and (iv) it is not a Defaulting Lender]; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Initial Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

A-1

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.             General Provisions.  This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-2

EXHIBIT F

FORM OF NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York

, 201[   ]

FOR VALUE RECEIVED, the undersigned, [KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”)](7), hereby unconditionally promises to pay to                                        (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a)                                DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Initial Borrower pursuant to Section 2.1 of the Credit Agreement.  The Initial Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.11 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information indorsed.  The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Initial Borrower in respect of any Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KKR REAL ESTATE FINANCE HOLDINGS L.P. (the “Parent Guarantor”), the Initial Borrower, the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties

(7)  [If Co-Borrowers are joined, this note is to be from all Borrowers]

and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and continuance of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

2

[KREF HOLDINGS X LLC]

By:
Name:
Title:

[Signature Page to Note]

Schedule A
to Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B
to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.

Pursuant to the provisions of Section 2.16(e)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Initial Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Initial Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Initial Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page to follow]

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 201[  ]

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KKR HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.

Pursuant to the provisions of Section 2.16(e)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page to follow]

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 201[  ]

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.

Pursuant to the provisions of Section 2.16(e)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8 BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page to follow]

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 201[  ]

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.

Pursuant to the provisions of Section 2.16(e)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Initial Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Initial Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Initial Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page to follow]

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 201[  ]

EXHIBIT H

FORM OF BORROWING NOTICE

KREF HOLDINGS X LLC
9 West 57th Street, Suite 4200
New York, New York 10019

To:  Barclays Bank PLC,
as Administrative Agent

700 Prides Crossing

Newark, DE 19713

Attention:  Timothy O’Connell

Telephone:  (###) ###-####

Email:  ###########@tls.ldsprod.com

Cc:

#####.######@barclays.com

#######.#####@barclays.com

#######.#####@barclays.com

#######.#######@barclays.com

####.#####@barclays.com

Reference is hereby made to the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P. (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The Borrower Representative hereby certifies that after giving pro forma effect to the Loans to be made pursuant to this Borrowing Notice, the Total Revolving Extensions of Credit shall not exceed the Maximum Facility Availability.

The Borrower Representative hereby gives notice to the Administrative Agent that Loans of the Type and amount set forth below are requested to be made on the date indicated below:

Type of Loans	Interest Period	Aggregate Amount	Date of Loans
Base Rate Loans	N/A
Eurodollar Loans	1/2/3/6 month(s)

The Borrower Representative hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to it as follows:

[insert transmittal instructions].

The Borrower Representative hereby certifies that all conditions contained in the Credit Agreement to the making of any Loan requested have been met or satisfied in full.

Very truly yours,

KREF HOLDINGS X LLC,
as the Borrower Representative

By:
Name:
Title:

[Signature Page to Borrowing Notice]

EXHIBIT I

FORM OF NEW LENDER SUPPLEMENT

NEW LENDER SUPPLEMENT (this “Supplement”), dated               , 201   to the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the Borrowers have requested that the Total Revolving Credit Commitments be increased by $               to $               pursuant to the Credit Agreement;

WHEREAS, the Credit Amendment provides in Section 2.21(b) thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.             The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Credit Commitment of $                  .

2.             The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.16 of the Credit Agreement.

3.             The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

4.             Terms defined in the Credit Agreement shall have their defined meanings therein when used herein.

2

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:
Name:
Title:

[Signature Page to New Lender Supplement]

Accepted this     day of

     , 201  .

KREF HOLDINGS X LLC

By:
Name:
Title:

[Signature Page to New Lender Supplement]

Accepted this     day of

, 201  .

BARCLAYS BANK PLC,

as Administrative Agent

By:
Name:
Title:

[Signature Page to New Lender Supplement]

EXHIBIT J

FORM OF COMMITMENT INCREASE SUPPLEMENT

COMMITMENT INCREASE SUPPLEMENT (this “Supplement”), dated               , 201  , to the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the Borrowers have requested that the Total Revolving Credit Commitments be increased by $               to $               pursuant to the Credit Agreement;

WHEREAS, pursuant to the provisions of Section 2.21(c) of the Credit Agreement, the undersigned may increase the amount of its Revolving Credit Commitment in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement;

NOW THEREFORE, the undersigned hereby agrees as follows:

1.             Subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrowers and the Administrative Agent it shall have its Revolving Credit Commitment increased by $              , thereby making the amount of its Revolving Credit Commitment $              .

2.             Terms defined in the Credit Agreement shall have their defined meanings therein when used herein.

[Signature Page to New Lender Supplement]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:
Name:
Title:

[Signature Page to New Lender Supplement]

Accepted this       day of

, 201  .

KREF HOLDINGS X LLC

By:
Name:
Title:

[Signature Page to Revolving Credit Commitment Increase Supplement]

Accepted this       day of

                          , 201  .

BARCLAYS BANK PLC,

as Administrative Agent

By:
Name:
Title:

[Signature Page to Revolving Credit Commitment Increase Supplement]

EXHIBIT K

FORM OF BORROWING BASE CERTIFICATE

To:  Barclays Bank PLC,
as Administrative Agent

700 Prides Crossing

Newark, DE 19713

Attention:  Timothy O’Connell

Telephone:  (###) ###-####

Email:  ###########@tls.ldsprod.com

Cc:

#####.######@barclays.com

#######.#####@barclays.com

#######.#####@barclays.com

#######.#######@barclays.com

####.#####@barclays.com

This Borrowing Base Certificate is being delivered in connection with that certain Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P. (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.  Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

As of the date hereof, the undersigned (in his capacity as an officer of the general partner of the Parent Guarantor and not in any personal capacity) certifies to the Arranger, the Administrative Agent and the Lenders as follows:

1.             I am the duly elected, qualified and acting [INSERT OFFICER TITLE] of the general partner of the Parent Guarantor.

2.             I have reviewed and am familiar with the contents of this Certificate.

3.             All of the information set forth in Schedule I attached hereto is true, correct and complete.

4.             [If submitting an updated Borrowing Base Certificate pursuant to Section 4.4(b):  Immediately after giving pro forma effect to the release of [DESCRIBE RELEASED BORROWING BASE ASSET] from the Borrowing Base, the Total Revolving Extensions of Credit will not exceed the Maximum Facility Availability.]

This certificate is being delivered by the undersigned officer only in his or her capacity as an officer of the general partner of the Parent Guarantor and not individually and the undersigned shall have no personal liability to the Lenders with respect hereto.

[Signature pages follow]

Certified as of the     day of         , 201  .

KKR REAL ESTATE FINANCE HOLDINGS L.P.,
as Parent Guarantor

By:	KKR REAL ESTATE FINANCE TRUST INC.,
as General Partner

By:
Name:
Title:

[Signature Page to Borrowing Base Certificate]

Schedule I

[To be attached]

EXHIBIT L

FORM OF CONVERSION/CONTINUATION NOTICE

Date:         ,

To:  Barclays Bank PLC,

as Administrative Agent

700 Prides Crossing

Newark, DE 19713

Attention:  Timothy O’Connell

Telephone:  (###) ###-####

Email:  ##########@tls.ldsprod.com

Cc: Tara M. Chick

####.#####@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P. (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

This Conversion/Continuation Notice is delivered to you pursuant to Section 2.9 of the Credit Agreement and relates to the following:

1.                                      ☐  A conversion of Loans  ☐  A continuation of Loans (select one)

2.                                      in the aggregate principal amount of $

3.                                      which Loans are being maintained as [Base Rate Loans] [Eurodollar Loans with an Interest Period ending on         , 20  ].

4.                                      (select relevant election)

☐                                    If such Loans are Eurodollar Loans, such Loans shall be continued as Eurodollar Loans having an Interest Period of [1/2/3/6] month[s].

☐                                    If such Loans are Eurodollar Loans, such Loans shall be converted to Base Rate Loans.

☐                                    If such Loans are Base Rate Loans, such Loans shall be converted to Eurodollar Loans having an Interest Period of [1/2/3/6] month[s].

5.                                      Such election to be effective on         , 20   (a Business Day).

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

This Conversion/Continuation Notice and the election made herein comply with Section 2.9 of the Credit Agreement.

KREF HOLDINGS X LLC
as Borrower Representative

By:
Name:
Title:

[Signature Page to Conversion/Continuation Notice]

EXHIBIT M

FORM OF PREPAYMENT NOTICE

Date:         ,

To:  Barclays Bank PLC,

as Administrative Agent

700 Prides Crossing

Newark, DE 19713

Attention:  Timothy O’Connell

Telephone:  (###) ###-####

Email:  ###########@tls.ldsprod.com

Cc: Tara M. Chick

####.#####@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P. (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

This Prepayment Notice is delivered to you pursuant to Section 2.7 of the Credit Agreement.  The Initial Borrower hereby gives notice of a prepayment of Loans as follows:

1.                                      (select Type(s) of Loans)

☐            Base Rate Loans in the aggregate principal amount of $        .

☐                                    Eurodollar Loans with an Interest Period ending       , 20   in the aggregate principal amount of $        .

2.                                      On           , 20   (a Business Day).

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

This Prepayment Notice and prepayment contemplated hereby comply with Section 2.7 of the Credit Agreement.

KREF HOLDINGS X LLC
as Borrower Representative

By:
Name:
Title:

[Signature Page to Prepayment Notice]

EXHIBIT N

FORM OF ACCOUNTANT’S CERTIFICATE

[LETTERHEAD OF ACCOUNTING FIRM]

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of KKR Real Estate Finance Trust Inc., (the “Company”) as of [mm, dd, yyyy], and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and have issued our report thereon dated [mm, dd, yyyy].

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of Section 6.1 of the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company, the co-borrowers from time to time party thereto, KKR REAL ESTATE FINANCE HOLDINGS L.P., the lenders parties thereto (the “Lenders”) and BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”), insofar as they relate to financial and accounting matters. However, our audit was not directed primarily toward obtaining knowledge of noncompliance with such Section.

This report is intended solely for the information and use of the boards of directors and management of the Company, the Lenders and the Administrative Agent and is not intended to be and should not be used by anyone other than these specified parties.

[SIGNATURE OF ACCOUNTING FIRM]

[mm, dd, yyyy]

EXHIBIT O

FORM OF CO-BORROWER JOINDER

Reference is hereby made to the Credit Agreement, dated as of May 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P. (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent . Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, [           ], a [               ] (the “New Co-Borrower”) is executing this joinder agreement (this “Joinder Agreement”) to the Credit Agreement in order to become party to the Credit Agreement as a Co-Borrower thereunder for all purposes thereof on the terms set forth therein.

NOW, THEREFORE, the Administrative Agent and the New Co-Borrower hereby agree as follows:

1.     Joinder.  In accordance with Section 10.1 of the Credit Agreement, the New Co-Borrower by its signature below becomes a Co-Borrower under the Credit Agreement with the same force and effect as if originally named therein as a Co-Borrower and all references in the Credit Agreement and the other Loan Documents to the terms “Borrower” and “Co-Borrower” shall be deemed to include the New Co-Borrower.

2.     Agreements; Representations and Warranties.  The New Co-Borrower hereby (a) agrees to all the terms, conditions, covenants and other provisions of the Credit Agreement and the other Loan Documents applicable to it as a Co-Borrower thereunder and (b) represents and warrants that the representations and warranties made by it as a Co-Borrower thereunder are true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) as of such earlier date.  The New Co-Borrower hereby attaches supplements to the schedules to the Credit Agreement applicable to it.

3.     Loan Document.  This Joinder Agreement shall constitute a Loan Document.

4.     Severability.  Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.     Counterparts.  This Joinder Agreement may be executed by one or more of the parties to this Joinder Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Joinder Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic PDF shall be effective as delivery of a manually executed counterpart of this Joinder Agreement or such other document or instrument, as applicable.

6.     No Waiver.  Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

7.     Notices.  All notices, requests and demands to or upon the New Co-Borrower, the Administrative Agent or any Lender shall be governed by the terms of Section 9.2 of the Credit Agreement.

8.     Governing Law.  THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

[NEW CO-BORROWER],
as a Co-Borrower

By:
Name:
Title:

BARCLAYS BANK PLC,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Co-Borrower Joinder]

EXHIBIT P

FORM OF OFFICER’S CERTIFICATE

[   ], 201

This Secretary’s Certificate (this “Certificate”) is delivered pursuant to Section [4.1(o)][4.3(c)(G)] of the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among KREF HOLDINGS X LLC, a Delaware limited liability company (the “Initial Borrower”), the co-borrowers from time to time party thereto (together with the Initial Borrower, collectively, the “Borrowers”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Parent Guarantor”), the Lenders parties thereto and BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

I, [insert name of signatory], hereby certify that I am the duly elected and qualified [Assistant] Secretary of [the Initial Borrower][KKR Real Estate Finance Trust, Inc., a Maryland corporation and the general partner of the Parent Guarantor (the “General Partner”)][[      ] (the “[Company]”)](8)[the [general partner/sole partner/manager/managing member/managing partner of the [Company] (the “[General Partner][Manager][Member]”)] and that as such, I am authorized to execute and deliver this Certificate on behalf of the [Parent Guarantor][Initial Borrower][Company] as an officer of the [Initial Borrower][General Partner][Company], and further certify, in my capacity as [Assistant] Secretary of the [Initial Borrower][General Partner][Company], and not in an individual or other capacity, as follows:

1.                 Attached hereto as Exhibit A is a true, correct and complete copy of the [Certificate of Formation][Certificate of Incorporation][Certificate of Limited Partnership] of the [Initial Borrower][Parent Guarantor][Company] filed with the [Delaware] Secretary of State on [month, [•], 201  ], and such [Certificate of Incorporation][Certificate of Formation][Certificate of Limited Partnership] is in full force and effect and has not been modified, amended, rescinded or supplemented, and no proceedings for any such modification, amendment, rescission or supplement have been instituted or are pending.

2.                 Attached hereto as Exhibit B is a true, correct and complete copy of the [Limited Liability Company Agreement][Bylaws][Agreement of Limited Partnership] of the [Initial Borrower][Parent Guarantor][Company], dated as of [month, [•], 201  ], and such [Limited Liability Company Agreement][Bylaws][Agreement of Limited Partnership] is in full force and effect, has not been further modified, amended, rescinded or supplemented, and no proceedings for any such modification, amendment, rescission or supplement have been instituted or are pending

(8)  Use if certificate is for a loan party other than the Initial Borrower.

3.                 Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Good Standing of the [Initial Borrower][Parent Guarantor][Company], issued by the [Delaware] Secretary of State on [month, [•], 201  ].

4.                 Attached hereto as Exhibit D is a true, correct and complete copy of the Action by Written Consent of the [General Partner][Manager][Member][Board of Directors] of the [Initial Borrower][Parent Guarantor][Company], adopted as of the date hereof, and such Action by Written Consent has not been amended, modified or repealed in any respect, and all of the resolutions incorporated therein are in full force and effect on the date hereof, are the only resolutions relating to the subject matter described therein, and no steps have been taken to revoke, cancel, nullify, limit or effect or authorize any amendment or other modification to such Action by Written Consent.

5.                 There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the [Initial Borrower][Parent Guarantor][Company], nor has any other event occurred adversely affecting or threatening the continued corporate existence of the [Initial Borrower][Parent Guarantor][Company].

6.                 The [Initial Borrower][Parent Guarantor][Company] is a [corporation/limited liability company/limited partnership] duly [incorporated/formed], validly existing and in good standing under the laws of the jurisdiction of its organization.

[Remainder of page intentionally left blank]

Incumbency of Officers. The following named individuals have been duly elected or appointed as officers of the [Initial Borrower][General Partner][Company] and each is authorized to execute each of the Loan Documents on behalf of the [Initial Borrower][General Partner][Company], as applicable, and the signatures set forth opposite their names are their true and authentic signatures:

Officers of the [Initial Borrower][Company][General Partner].

Name	Office	Signature

[Incumbency]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

Name:
Title: [Assistant] Secretary

I, [insert name of signatory], in my capacity as [insert officer title] the [Initial Borrower][General Partner][Company], hereby certify that [insert name of Secretary] is the duly appointed [Assistant] Secretary of the [Initial Borrower][General Partner][Company], and that the signature set forth immediately above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

Name:
Title:

[Signature Page to Officer’s Certificate]

Exhibit A

Certificate of [Formation][Incorporation][Limited Partnership] of the [Initial Borrower][Parent Guarantor][Company]

Exhibit B

[Limited Liability Company Agreement][Bylaws][Agreement of Limited Partnership] of the
[Initial Borrower][Parent Guarantor][Company]

Exhibit C

Certificate of Good Standing of the [Initial Borrower][Parent Guarantor][Company]

Exhibit D

Action by Written Consent of the [General Partner][Member][Manager] of the [Initial Borrower][Parent Guarantor][Company]